UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Ryder System, Inc.

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Ryder System, Inc.
11690 N.W. 105th Street
Miami, Florida 33178
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

Time:	11:00 a.m.

Date:	Friday, May 6, 2005

Place:	Hilton Miami Airport and Towers 5101 Blue Lagoon Drive Miami, Florida 33126

Purpose:	1.	To elect two directors.
	2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors.
	3.	To approve the Ryder System, Inc. 2005 Equity Compensation Plan.
	4.	To approve an amendment to the Ryder System, Inc. Stock Purchase Plan for Employees to increase the number of shares issuable under the Plan by 1,000,000.
	5.	To consider any other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were a record owner of Ryder common stock at the close of business on March 11, 2005.

Proxy Voting:	Your vote is important. You may vote by signing, dating and returning your proxy card in the enclosed proxy envelope, by calling the toll free number on the proxy card or via the Internet using the instructions on the proxy card.
By order of the Board of Directors
Robert D. Fatovic
Executive Vice President, General Counsel and Corporate Secretary
Miami, Florida
March 30, 2005

RYDER SYSTEM, INC.
11690 N.W. 105th STREET
MIAMI, FLORIDA 33178

PROXY STATEMENT

INFORMATION ABOUT OUR ANNUAL MEETING

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2005 Annual Meeting of Shareholders. The Board of Directors is soliciting proxies from shareholders who wish to vote at the meeting. By use of a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you may vote and provides information on those matters so that you can make an informed decision. The notice of annual meeting, this proxy statement and the proxy card are being mailed to shareholders on or about March 30, 2005.

Q:	When and where is the annual meeting?

A:	We will hold the annual meeting on Friday, May 6, 2005, at 11:00 a.m. Eastern Daylight Time at Hilton Miami Airport and Towers, 5101 Blue Lagoon Drive, Miami, Florida 33126. A map with directions to the meeting can be found on the enclosed proxy card.

Q:	What am I voting on?

A:	You are voting on four proposals:

1. Election of two directors — Lynn M. Martin and Hansel E. Tookes II — for a term of three years.

2. Ratification of appointment of KPMG LLP as the Company’s independent auditors.

3. Approval of the Ryder System, Inc. 2005 Equity Compensation Plan.

4. Approval of an amendment to the Ryder System, Inc. Stock Purchase Plan for Employees to increase the number of shares issuable under the Plan by 1,000,000.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

• FOR election of each of the director nominees

• FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors

• FOR approval of the Ryder System, Inc. 2005 Equity Compensation Plan

• FOR amendment to the Ryder System, Inc. Stock Purchase Plan for Employees

Q:	Who can vote?

A:	Those persons named on the Company’s records as owners of Ryder common stock at the close of business on March 11, 2005 are considered shareholders of record and are entitled to one vote per share.

Q:	What shares are reflected on my proxy?

A:	Your proxy reflects all shares owned by you at the close of business on March 11, 2005. For participants in Ryder’s 401(k) Plan, shares held in your account as of that date are included.

Q:	How many shares are entitled to vote?

A:	As of March 11, 2005, the record date for the annual meeting, there were 64,249,449 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

Q:	How many votes are needed for the proposals to pass?

A:	The affirmative vote of the holders of at least a majority of the total number of shares outstanding and entitled to vote, or 32,124,725 shares, is required for the election of each director and for approval of each proposal to be presented at the meeting.

Q:	What is a quorum?

A:	A quorum is the minimum number of shares required to hold a meeting. Under Ryder’s By-Laws, the holders of a majority of the total number of shares outstanding and entitled to vote at the meeting, or 32,124,725 shares, must be present in person or represented by proxy for a quorum. Broker non-votes and proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting.

Q:	Who can attend the annual meeting?

A:	Only shareholders and their guests are invited to attend the meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares and a form of personal identification.

Q:	If I plan to attend the annual meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the annual meeting for shareholders of record. If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

Beneficial shareholders who wish to vote in person must request a proxy from the nominee and bring that proxy to the meeting.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company pays the cost of soliciting your proxy and reimburses brokerage firms and others for forwarding proxy materials to you. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to assist with the distribution of proxy materials and the solicitation of votes at an estimated cost of $18,000, plus out-of-pocket expenses. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone.

Q:	What is Householding?

A:	The Securities and Exchange Commission’s Householding rule affects the delivery of the Company’s annual disclosure documents (such as annual reports, proxy statements and other information statements) to shareholders. Under this rule, the Company is allowed to deliver a single set of the Company’s annual report and proxy statement to multiple shareholders at a shared address or household, unless a shareholder at that shared address delivers contrary instructions to the Company through its transfer agent, Equiserve Trust Company, N.A. Each shareholder will continue to receive a separate proxy card or voting instruction card even when a single set of materials is sent to a shared address under the Householding program. The Householding program is designed to reduce the expense to the Company of sending multiple disclosure documents to the same address.

If you are a registered shareholder and you want to request a separate copy of this proxy statement or accompanying annual report, you may contact the Company’s Investor Relations Department by calling (305) 500-4053, in writing at Ryder System, Inc., Investor Relations Department, 11690 N.W. 105th Street, Miami, Florida 33178, or by e-mail to RyderforInvestors@ryder.com, and a copy will be promptly sent to you. If you wish to receive separate documents in future mailings, please contact Equiserve by calling (800) 730-4001, in writing at Equiserve, P.O. Box 43010, Providence, Rhode Island 02940-3010, or by e-mail at shareholder-equiserve@equiserve.com. The Company’s 2004 annual report and this proxy statement are also available through the Company’s website, www.ryder.com.

Two or more shareholders sharing an address can request delivery of a single copy of annual disclosure documents if they are receiving multiple copies by contacting Equiserve in the manner set forth above.

If a broker or other nominee holds your shares, please contact such holder directly to inquire about the possibility of Householding.

Q:	How do I vote?

A:	If you are a shareholder of record, you may vote on the Internet, by telephone or by signing, dating and mailing your proxy card. Detailed instructions for Internet and telephone voting are set forth on the enclosed proxy card.

If your shares are held in Ryder’s 401(k) Plan, the enclosed proxy will serve as a voting instruction for the trustee of Ryder’s 401(k) Plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by May 3, 2005. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold in the Ryder 401(k) Plan in the same proportion as those shares in the Ryder 401(k) Plan for which voting instructions were received.

If you are a beneficial shareholder, you must follow the voting procedures of your broker, bank or trustee included with your proxy materials.

Q:	Who tabulates the votes?

A:	The Board has appointed Equiserve Trust Company, N.A. as the independent Inspector of Election. Representatives of Equiserve will count the votes.

Q:	Is my vote confidential?

A:	Yes. The voting instructions of shareholders of record will only be available to the Inspector of Election (Equiserve) and proxy solicitor (D.F. King). Voting instructions for employee benefit plans will only be available to the plans’ trustees and the Inspector of Election. The voting instructions of beneficial shareholders will only be available to the shareholder’s bank, broker or trustee. Your voting records will not be disclosed to the Company unless required by a legal order, requested by you or cast in a contested election.

Q:	What is a shareholder of record?

A:	You are a shareholder of record if you are registered as a shareholder with the Company’s transfer agent, Equiserve Trust Company, N.A.

Q:	What if I am a shareholder of record and I abstain or withhold authority to vote on a proposal?

A:	If you sign and return your proxy card marked “abstain” or “withhold” on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q:	What does discretionary authority mean for shareholders of record?

A:	If you sign and return your proxy card without making any selections, the proxy committee named on the proxy card will vote your shares “for” proposals 1 through 4. If other matters come before the meeting (such matters having been presented to the Company at least 45 days before the date of this proxy statement), the proxy committee will have the authority to vote on those matters for you at their discretion. At this time, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

Q:	What is a beneficial shareholder?

A:	You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (the “nominee”) holds your shares. This is often called ownership in “street name,” since your name does not appear anywhere in the Company’s records.

Q:	What if I am a beneficial shareholder and I do not give the nominee voting instructions or I abstain or withhold authority to vote?

A:	If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent auditors even if the broker does not receive voting instructions from you. Under New York Stock Exchange (NYSE) rules, your broker may not vote your shares on the proposals relating to the 2005 Equity Compensation Plan and Stock Purchase Plan for Employees absent instructions from you. Without your instructions on these two proposals, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

If you sign and return a proxy card marked “abstain” or “withhold” on a proposal, your shares will not be voted on the proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal.

Q:	What does discretionary authority mean for beneficial shareholders?

A:	If you sign and return your proxy card without making any selections, the shares may be voted for you by the nominee on proposals 1 through 4. If other matters come before the meeting, the nominee may vote on those matters for you, subject to the NYSE’s rules on the exercise of discretionary authority.

Q:	How do I change my vote?

A:	A shareholder of record may revoke a proxy by giving written notice to the Company’s Corporate Secretary before the meeting, by delivering a later-dated proxy (either in writing, by telephone or over the Internet), or by voting in person at the meeting.

If you are a beneficial shareholder, you may change your vote by following the nominee’s procedures for revoking or changing your proxy.

Q:	When are shareholder proposals for next year’s annual meeting due?

A:	To be considered for inclusion in next year’s proxy statement, shareholder proposals must be delivered in writing to the Company at 11690 N.W. 105th Street, Miami, Florida 33178, Attention: Corporate Secretary, no later than November 28, 2005.

There are additional requirements under the Company’s By-Laws and the proxy rules to present a proposal, such as continuing to own a minimum number of Ryder shares until the annual meeting and appearing in person at the meeting to explain your proposal. A copy of the Company’s By-Laws can be obtained from the Company’s Corporate Secretary. The By-Laws are also included in the Company’s filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.

ELECTION OF DIRECTORS
(Proposal 1)
Under Ryder’s By-Laws, directors are elected for three-year terms, typically with one-third of the directors standing for election in any given year. The three directors whose terms expire at the 2005 Annual Meeting are Joseph L. Dionne, Lynn M. Martin and Hansel E. Tookes II. Mr. Dionne is retiring from the Board of Directors effective May 6, 2005, in accordance with the Company’s retirement policy for directors. Ms. Martin and Mr. Tookes are nominated for re-election at the 2005 Annual Meeting for a three-year term that expires at the 2008 Annual Meeting, and have each consented to serve if elected.
John M. Berra, Daniel H. Mudd and Gregory T. Swienton are currently serving terms that expire at the 2006 Annual Meeting. David I. Fuente, Eugene A. Renna, Abbie J. Smith and Christine A. Varney are currently serving terms that expire at the 2007 Annual Meeting.
The principal occupation and certain other information about each director and director nominee appears on the following pages.
The Board of Directors recommends a vote FOR the election of each of the director nominees.

NOMINEES FOR DIRECTOR
FOR A TERM OF OFFICE EXPIRING AT THE 2008 ANNUAL MEETING

Lynn M. Martin, 65, served as Secretary of Labor under President George Bush from 1991 to 1993. Ms. Martin currently serves as Chairperson of Deloitte & Touche LLP’s Council for the Advancement of Women and as an advisor to that firm. Ms. Martin is also the President of Martin Hall Group LLC, a consulting firm. She is a regular commentator, panelist, columnist and speaker on issues relating to the changing global economic and political environment Ms. Martin was the Davie Chair at the J.L. Kellogg Graduate School of Management and a Fellow of the Kennedy School Institute of Politics.

Ms. Martin was elected to the Board of Directors in August 1993 and is the Chair of the Corporate Governance and Nominating Committee and a member of the Compensation Committee.

Ms. Martin serves on the Boards of Directors of The Procter & Gamble Company, SBC Communications, Inc., The Dreyfus Funds, Constellation Energy Group, Inc. and Chicago’s Lincoln Park Zoo. She is also a member of the Council on Foreign Relations.

Hansel E. Tookes II, 57, retired from Raytheon Company in December 2002. He joined Raytheon in September 1999 as President and Chief Operating Officer of Raytheon Aircraft Company. He was appointed Chief Executive Officer in January 2000 and Chairman in August 2000. Mr. Tookes became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, Mr. Tookes had served as President of Pratt & Whitney’s Large Military Engines Group since 1996. He joined Pratt & Whitney’s parent company, United Technologies Corporation in 1980. Mr. Tookes was a Lieutenant Commander and military pilot in the U.S. Navy and later served as a commercial pilot with United Airlines.

Mr. Tookes was elected to the Board of Directors in September 2002 and is the Chair of the Finance Committee and a member of the Audit Committee.

Mr. Tookes serves on the Board of Directors of Corning Incorporated.
DIRECTORS CONTINUING IN OFFICE

John M. Berra, 57, is Executive Vice President of Emerson Electric Company and President of Emerson Process Management, a global leader in providing solutions to customers in process control. Mr. Berra joined Emerson’s Rosemount division as a marketing manager in 1976 and thereafter continued assuming more prominent roles in the organization until 1997 when he was named President of Emerson’s Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company.

Mr. Berra was elected to the Board of Directors in July 2003 and is a member of the Compensation Committee and the Finance Committee.

Mr. Berra serves as an advisory director to the Board of Directors of Emerson Electric Company. He also serves as Chairman of the Fieldbus Foundation and is a past Chairman of the Measurement, Control, and Automation Association.

David I. Fuente, 59, served as Chairman and Chief Executive Officer of Office Depot, Inc. from 1987, one year after the company was founded, until he retired as its Chief Executive Officer in June 2000 and as Chairman in December 2001. Before joining Office Depot, Mr. Fuente served for eight years at the Sherwin-Williams Company as President of its Paint Stores Group. Before joining Sherwin-Williams, he was Director of Marketing at Gould, Inc.

Mr. Fuente was elected to the Board of Directors in May 1998 and is the Chair of the Compensation Committee and a member of the Finance Committee.

Mr. Fuente serves on the Boards of Directors of Office Depot, Inc. and Dick’s Sporting Goods, Inc.

Daniel H. Mudd, 46, is Vice Chairman and Chief Operating Officer of Fannie Mae, the nation’s largest financer of home mortgages, and is currently serving as that company’s Interim Chief Executive Officer. As Chief Operating Officer, Mr. Mudd is responsible for originations, marketing, operations, systems, local outreach and administration. Prior to joining Fannie Mae in February 2000, Mr. Mudd was President and Chief Executive Officer of GE Capital, Japan. During his career at GE Capital, Mr. Mudd served in Business Development, International Financing and European Fleet Services. He served as President of GE Capital Asia-Pacific from 1996 to 1999. Prior to his tenure at GE Capital, Mr. Mudd held positions in management consulting and financial services with Xerox Corporation, Ayers Whitmore and Company, and the World Bank.

Mr. Mudd was elected to the Board of Directors in July 2002 and is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

Mr. Mudd serves on the Boards of Directors of Fannie Mae, Oriental and General Fund, Ltd., the Fannie Mae Foundation, the National Building Museum, Hampton University and St. Patrick’s School. He is also a member of the Council on Foreign Relations.

Eugene A. Renna, 60, retired from ExxonMobil Corporation in January 2002 where he was an Executive Vice President and a member of its Board of Directors. He was President and Chief Operating Officer of Mobil Corporation, and a member of its Board of Directors, until the time of its merger with Exxon Corporation in 1999. As President and Chief Operating Officer of Mobil, Mr. Renna was responsible for overseeing all of its global exploration and production, marketing and refining, and chemicals and technology business activities. Mr. Renna’s career with Mobil began in 1968 and included a range of senior management roles such as: responsibility for all marketing and refining operations in the Pacific Rim, Africa and Latin America; Executive Vice President of International Marketing and Refining Division; Vice President of Planning and Economics; President of Mobil’s worldwide Marketing and Refining Division; and Executive Vice President and Director of Mobil.

Mr. Renna was elected to the Board of Directors in July 2002 and is the Chair of the Audit Committee and a member of the Finance Committee.

Mr. Renna serves on the Board of Directors of Fortune Brands, Inc.

Abbie J. Smith, 51, is the Boris and Irene Stern Professor of Accounting at the Graduate School of Business of the University of Chicago. She joined their faculty in 1980 upon completion of her Ph.D. at Cornell University. The primary focus of her research is corporate restructuring, transparency, and corporate governance. Professor Smith is a co-editor of the Journal of Accounting Research.

Ms. Smith was elected to the Board of Directors in July 2003 and is a member of the Audit Committee and the Finance Committee.

Ms. Smith serves on the Boards of Directors of HNI Industries Inc., DFA Investment Dimensions Group Inc. and Dimensional Investment Group Inc.

Gregory T. Swienton, 55, was appointed Chairman of Ryder System, Inc. in May 2002 having been named Chief Executive Officer in November 2000. Mr. Swienton joined Ryder as President and Chief Operating Officer in June 1999. Before joining Ryder, Mr. Swienton was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (“BNSF”). Prior to that he was BNSF’s Senior Vice President-Coal and Agricultural Commodities Business Unit and previously had been Senior Vice President of its Industrial and Consumer Units. He joined the former Burlington Northern Railroad in June 1994 as Executive Vice President-Intermodal Business Unit. Prior to joining Burlington Northern, Mr. Swienton was Executive Director-Europe and Africa of DHL Worldwide Express in Brussels, Belgium from 1991 to 1994, and prior to that he was DHL’s Managing Director-Western and Eastern Europe from 1988 to 1990, also located in Brussels. For the five years prior to these assignments, Mr. Swienton was Regional Vice President of DHL Airways, Inc. in the United States. From 1971 to 1982, Mr. Swienton held various national account, sales and marketing positions with AT&T and Illinois Bell Telephone Company.

Mr. Swienton was elected to the Board of Directors in June 1999.

Mr. Swienton serves on the Board of Directors of Harris Corporation, and is on the Board of Trustees of St. Thomas University in Miami.

Christine A. Varney, 49, is a Partner in the law firm of Hogan & Hartson LLP, which she rejoined in 1997 after five years in government service. She leads the Internet Law practice group for the firm. Ms. Varney served as a Federal Trade Commissioner from 1994 to 1997 and as a Senior White House Advisor to the President from 1993 to 1994. She also served as Chief Counsel to the President’s Campaign in 1992 and as General Counsel to the Democratic National Committee from 1989 to 1992. Prior to her government service, Ms. Varney practiced law with the firms of Pierson, Semmes & Finley (1986 to 1988) and Surrey & Morse (1984 to 1986).

Ms. Varney was elected to the Board of Directors in February 1998 and is a member of the Compensation Committee and the Corporate Governance and Nominating Committee.

CORPORATE GOVERNANCE
The Company maintains a Corporate Governance page on its website at www.ryder.com which includes information regarding the Company’s corporate governance practices including the Company’s Corporate Governance Guidelines, Principles of Business Conduct and Board Committee charters. The Corporate Governance Guidelines set forth the Company’s governance principles relating to, among other things, director independence; qualifications and responsibilities; Board structure; director compensation; management succession; and periodic performance evaluation of the Board. The Principles of Business Conduct apply to officers, employees and directors of the Company and cover all areas of professional conduct including conflicts of interest, confidentiality and compliance with law. The Principles of Business Conduct include a Finance Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer, controller and senior financial management. Any changes to these documents and any waivers granted by the Company with respect to its Finance Code of Ethics will be posted on the Company’s website.
BOARD OF DIRECTORS
Director Independence
It is the Company’s policy that a substantial majority of the members of its Board of Directors and all of the members of the Company’s Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee qualify as independent under the independence standards set forth in the NYSE corporate governance listing standards and in the Company’s By-Laws. In addition, no director will be considered independent if he or she has a material relationship with the Company.
Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2005. During this review, the Board considered any transactions and relationships between each director and any member of his or her immediate family and the Company or members of the Company’s senior management, and all other relevant facts and circumstances, including each director’s commercial, banking, consulting, legal, accounting, charitable and family relationships. Based on this review, the Board has determined that each of the following directors (which together constitute all of the members of the Board other than Mr. Swienton, the Company’s Chief Executive Officer) is independent: John M. Berra, Joseph L. Dionne, David I. Fuente, Lynn M. Martin, Daniel H. Mudd, Eugene A. Renna, Abbie J. Smith, Hansel E. Tookes II and Christine A. Varney.
Communications with the Board
Shareholders and other interested parties can communicate with the Company’s independent directors as a group on the Corporate Governance page of the Company’s website at www.ryder.com, or by mailing their communication to Independent Directors, c/o Corporate Secretary, Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. Any communications received from interested parties in the manner described above will be collected and organized by the Company’s Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the Company’s independent directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the Board. Correspondence relating to certain of these matters such as service issues may be distributed internally within the Company for review and possible response. The procedures for communicating with the Company’s independent directors as a group are available on the Corporate Governance page of the Company’s website at www.ryder.com.
The Company’s Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control, financial improprieties or auditing matters. Any of the Company’s employees or members of the general public may confidentially communicate concerns about any of these matters to any supervisor or manager, the Group Director of Internal Audit, the Vice President, Deputy General Counsel-Global Compliance, Labor and Employment, or on an anonymous basis by way of a toll-free hotline number, ethics@ryder.com, or audit@ryder.com. All of the reporting mechanisms are publicized on the Company’s website, in its Principles of Business Conduct and through wallet cards, brochures and location posters. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Board Meetings
The Board of Directors held six meetings in 2004. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and Committees on which the director served in 2004. The Company’s independent directors meet in executive session without management present as part of each regularly-scheduled Board meeting. The Chair of the Company’s Corporate Governance and Nominating Committee presides over these executive Board sessions.
The Company expects each of its directors to attend the Company’s annual meeting of shareholders. Because the Board of Directors holds one of its regular meetings in conjunction with the Company’s annual meeting of shareholders, unless one or more members of the Board are unable to attend, all of the members of the Board are present for the annual meeting. All of the directors attended the 2004 Annual Meeting of Shareholders.
BOARD COMMITTEES
The Board has four standing committees — Audit, Compensation, Finance and Corporate Governance and Nominating. All of the Committees are composed entirely of independent directors. The Company has adopted written charters for each of the Committees that comply with the NYSE’s corporate governance listing standards and applicable provisions of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and SEC rules. The Committee charters set forth each committee’s responsibilities, and provide for a periodic review of the charter and an annual evaluation of the committee’s performance. The charters grant each committee the authority to obtain the advice and assistance of, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the committee deems necessary to fulfill its obligations. The Committee charters are available on the Corporate Governance page of the Company’s website at www.ryder.com. Following is information regarding the committee’s membership, responsibilities and meetings.

Audit Committee

Members:	Eugene A. Renna (Chair) Joseph L. Dionne Daniel H. Mudd Abbie J. Smith Hansel E. Tookes II

Number of Meetings in 2004:	13

Responsibilities:	The Audit Committee is responsible for appointing, overseeing and determining the compensation and independence of the Company’s independent auditors. The Committee approves the scope of the annual audit and the related audit fees as well as the scope of internal audit procedures. The Committee reviews audit results, financial disclosure and earnings guidance and reviews risks that may have a significant impact on the Company’s financial statements. The Committee is also responsible for overseeing investigations into accounting and financial complaints.
In addition to the independence standards applicable to all Board members, rules issued by the SEC pursuant to Sarbanes-Oxley require that all members of the Company’s Audit Committee meet additional independence standards. The Board undertook a review of the independence of Audit Committee members and based on this review, the Board determined that each member of the Audit Committee meets the enhanced independence standards for audit committee members required by the SEC.
Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. In addition, all of the members of the Audit Committee qualify as “audit committee financial experts” under SEC rules and have accounting and related financial management expertise within the meaning of the NYSE’s corporate governance listing standards.

Compensation Committee

Members:	David I. Fuente (Chair) John M. Berra Lynn M. Martin Christine A. Varney

Number of Meetings in 2004:	5

Responsibilities:	The Compensation Committee is responsible for evaluating the CEO’s performance and recommending to the independent directors, the CEO’s compensation. The Committee approves and recommends the appointment of new officers. The Committee approves the compensation (including the stock grants and incentive plan payouts) of senior management and recommends the compensation of non-management directors. The Committee is also responsible for approving changes to, and recommending the adoption of, benefit, compensation and stock-related plans.
Corporate Governance and Nominating Committee

Member:	Lynn M. Martin (Chair) Joseph L. Dionne Daniel H. Mudd Christine A. Varney

Number of Meetings in 2004:	5

Responsibilities:	The Company is responsible for recommending criteria for Board membership and evaluating and recommending nominees for director (including nominees recommended by shareholders that are submitted in writing to the Company’s Corporate Secretary in accordance with the Company’s By-Laws). The Committee recommends the size, structure, composition and functions of Board Committees, and reviews and recommends changes to the committee charters. The Committee oversees the Board evaluation process, and reviews and recommends changes to the Company’s Corporate Governance Guidelines and Principles of Business Conduct. The Committee is also responsible for identifying and analyzing trends in public policy, public affairs and corporate responsibility.
Finance Committee

Member:	Hansel E. Tookes II (Chair) John M. Berra David I. Fuente Eugene A. Renna Abbie J. Smith

Number of Meetings in 2004:	6

Responsibilities:	The Committee is responsible for reviewing the Company’s overall financial goals, position, arrangements and requirements. The Committee reviews, approves and recommends capital expenditures, issuances of debt and equity securities, dividend policy and pension contributions. The Committee is also responsible for reviewing the Company’s relationships with rating agencies, banks and analysts, and reviewing and assessing the Company’s risk management policies and procedures and tax planning strategy.

NOMINATION OF DIRECTORS
The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to serve as directors, reviewing the qualifications of director candidates, including those recommended by the Company’s shareholders pursuant to its By-Laws, and recommending to the Board the nominees to be proposed by the Board for election as directors at the Company’s annual meeting of shareholders.
In identifying individuals to nominate for election to the Company’s Board, the Committee seeks candidates that:

•	have a high level of personal integrity and exercise sound business judgment;
•	are highly accomplished in his or her field, with superior credentials and recognition and have a reputation, both personal and professional, consistent with the image and reputation of the Company;
•	have relevant expertise and experience, and are able to offer advice and guidance to the Company’s senior management;
•	have an understanding of, and concern for, the interests of the Company’s shareholders; and
•	have sufficient time to devote to fulfilling his or her obligations as a director.
The Committee will seek to identify individuals that would qualify as independent under the applicable NYSE listing standards and that are independent of any particular constituency. The Committee may, based on the composition of the Board, seek individuals that have specialized skills or expertise, experience as a leader of another public company or major complex organization, or relevant industry experience. In addition, the Committee will attempt to select candidates that will assist in making the Board a diverse body in terms of age, gender, ethnic background and professional experience.
Generally, the Committee identifies individuals for service on the Company’s Board through experienced director search firms that are paid to use their extensive resources and networks to find qualified individuals that meet the minimum qualifications established by the Board. These search firms create a comprehensive record of a candidate’s background, business and professional experience and other information that would be relevant to the Committee in determining a candidate’s capabilities and suitability. The Committee will also consider qualified candidates that are proposed by other members of the Board, the Company’s senior management and, to the extent submitted in accordance with the procedures described below, the Company’s shareholders. The Committee will not consider a director candidate unless it has received a document evidencing the candidate’s willingness to serve on the Board if elected and sufficient information relating to the candidate to determine whether he or she meets the minimum qualifications established by the Board.
If a shareholder would like to recommend a director candidate to the Committee, they must deliver to the Committee the same information and statement of willingness to serve described above. In addition, the recommending shareholder must deliver to the Committee a representation that the shareholder owns shares in the Company and intends to continue holding those shares until the relevant annual meeting of shareholders as well as a representation regarding the shareholder’s direct and indirect relationship to the suggested candidate. This information should be delivered to the Company at 11690 N.W. 105th Street, Miami, Florida 33178, Attention: Corporate Secretary, for delivery to the Committee on or before the date on which shareholder proposals are required to be delivered to the Company in order to be included in the proxy statement for the next annual meeting of the Company’s shareholders. Any candidates properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate submitted to the Committee.
Upon receipt of this information, the Committee will evaluate and discuss the candidate’s qualifications, skills and characteristics in light of the current composition of the Board. The Committee may request additional information from the recommending party or the candidate in order to complete its initial evaluation. If the Committee determines that the individual would be a suitable candidate to serve as a director of the Company, the candidate will be asked to meet with members of the Committee, members of the Board and/or members of senior management, including in each case, the Company’s CEO, to discuss the candidate’s qualifications and ability to serve on the Board. Based on the Committee’s discussions and the results of these meetings, the Committee will recommend a nominee or nominees for election to the Board either by the Company’s shareholders at its annual meeting of shareholders or by the Board to fill vacancies on the Board between annual meetings. The Board will, after consideration of the Committee’s recommendations, nominate a slate of directors for election by the Company’s shareholders, or with regards to filling vacancies, elect a nominee to the Board.

DIRECTOR COMPENSATION
2004 Compensation
The compensation of directors during 2004 was as follows:

Retainer	$21,500 (with an option to receive $11,500 in cash and $15,000 worth of Ryder common stock which cannot be sold until six months after the date on which the person ceases to be a director)

Meeting Fees	$35,000 per year; if the Board or any committee meets more than eight times in one year, a director receives $1,000 for each additional Board or Committee meeting attended

Committee Chairs	$5,000 per year

Restricted Stock Units	500 annually; 1,000 upon election as a director

Stock Options	5,000 annually

Expenses	Reimbursement of travel expenses in connection with service
2005 Compensation
The Board of Directors revised its compensation structure effective January 1, 2005 to recognize the increased time commitment of the directors. The new compensation arrangements were recommended by an independent consultant to the Compensation Committee based upon relevant benchmarks and was approved by the Board. The new compensation structure is as follows:

Retainer	$32,000 (with an option to receive all or any portion in Ryder common stock which cannot be sold until six months after the date on which the person ceases to be a director)

Meeting Fees	$35,000 per year; if the Board or any committee meets more than eight times in one year, a director receives $1,000 for each additional Board or Committee meeting attended

Committee Chairs	$5,000 per year for Chair of Compensation Committee, Finance Committee and Corporate Governance and Nominating Committee; $10,000 per year for Chair of Audit Committee

Restricted Stock Units	Equivalent of $80,000 annually (based on the market price of Ryder common stock on the date of grant which is generally the date of the Annual Meeting of Shareholders)

Stock Options	None

Expenses	Reimbursement of travel expenses in connection with service
Description of Benefits
Eligibility: Directors who are employees of the Company receive no compensation or benefits for service as a director.
Options: Issued at the fair market value on date of grant (generally on the date of the Annual Meeting of Shareholders). The options vest over a three-year period and expire ten years from the grant date. Upon the occurrence of a change in control, as defined, all outstanding options become exercisable.
Restricted Stock Units: Generally issued on the date of the annual meeting of shareholders. The restricted stock units vest and are paid (either as a lump sum or in annual installments) upon termination of a director’s service on the Board. The initial grant of restricted stock units will not vest unless the director has served a minimum of three years. Effective January 1, 2005, the vesting period for initial grants of restricted stock units was reduced to one year. The units receive dividends which are reinvested through the Company’s Dividend Reinvestment Program, but do not have voting rights. Upon the occurrence of a change in control, as defined, all outstanding restricted stock units will vest and be paid to the director in a lump sum.
Deferred Compensation: Directors may elect to defer receipt of their cash retainer and meeting and other fees, which deferred amounts are part of the general assets of the Company and are credited with earnings based on several investment options selected by the director. The compensation may be deferred until the later to occur of a fixed date, retirement, disability or removal, and is payable in a lump sum or in installments. Upon a change of control of the Company, however, all deferred amounts will be paid immediately in a lump sum.
Directors’ Charitable Award Program: Under this program, each director may designate up to two charitable organizations to which the Company will contribute an aggregate of $500,000, in ten annual installments in the director’s name following the director’s death. The program may be funded with the proceeds of insurance policies and the directors obtain no financial benefits from the program. All of the Company’s directors currently participate in the program. The Board elected to terminate this program effective January 1, 2005. As a result, no director elected after that date will be entitled to participate in the program.
Company Matching Gifts to Education: Directors may participate in the Company’s matching program available to all employees, where the Company matches director contributions to eligible educational institutions up to an annual maximum of $10,000 per director.
Insurance: During 2004, the Company provided directors who joined the Board prior to May 3, 2002 with $100,000 accidental death and dismemberment coverage under its travel accident policy, $100,000 of group term life insurance and coverage under the Company’s medical plan. Effective January 1, 2005, the Company ceased providing accidental death and dismemberment and life insurance coverage to its directors. Effective June 30, 2005, the Company will cease providing medical plan coverage to its directors.
Stock Ownership Requirements: To further align the interests of the Company’s directors and shareholders, the Company imposes stock ownership requirements on its directors. Directors are expected to own Ryder stock or stock equivalents having a minimum value equal to one times such director’s total annual compensation. The ownership guidelines must be proportionately satisfied within five years of the director’s election to the Board.
CERTAIN RELATIONSHIPS
In the ordinary course of business, the Company engages in transactions with organizations with which certain of our directors are affiliated. All such transactions are conducted on an arm’s length basis and are not material to either the Company or the other organization.

RATIFICATION OF INDEPENDENT AUDITORS
(Proposal 2)
Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the Company’s independent auditors for the 2005 fiscal year. The Audit Committee is responsible for selecting the Company’s independent auditors. Although shareholder ratification of the appointment of KPMG LLP is not required, the Board of Directors believes that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of the Company’s independent auditors. Even if the selection of KPMG LLP is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. Representatives of KPMG LLP will be present at the 2005 Annual Meeting to respond to questions and to make a statement if they desire to do so.
Fees and Services of KPMG LLP
The following fees were paid to KPMG LLP for services rendered in fiscal years 2004 and 2003 ($ in millions):

	2004	2003

Audit Fees	$3.8	$2.7
Audit-Related Fees	0.3	0.4
Tax Fees	0.5	1.1
All Other Fees	—	0.2

Total Fees	$4.6	$4.4
Audit Fees primarily represent amounts paid for the audit of the Company’s consolidated financial statements, a limited review of financial statements included in the Company’s Form 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for subsidiaries or affiliates of the Company, and consultations relating to financial accounting or reporting standards. In 2004, audit fees also included fees for the audit pursuant to Section 404 of Sarbanes-Oxley.
Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include audits of employee benefit plans and consultations concerning matters relating to Section 404 of Sarbanes-Oxley.
Tax Fees represent amounts paid for U.S. and international tax compliance services (including review of the Company’s federal, state, local and international tax returns), tax advice and tax planning. Of the tax fees paid in 2004 and 2003, $0.3 and $0.1, respectively, relate to tax compliance services.
All Other Fees represent amounts paid for all other services rendered to the Company that do not constitute Audit Fees, Audit-Related Fees or Tax Fees. These services principally relate to risk advisory services.
Approval Policy
All services rendered by KPMG LLP are pre-approved by the Audit Committee in accordance with the Company’s Approval Policy for Independent Auditor Services and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of KPMG LLP’s core service, which is the audit of the Company’s consolidated financial statements. Under the policy, the terms and fees of annual audit services, and any changes thereto, must be approved by the Audit Committee. The policy also sets forth detailed pre-approved categories of other audit, audit-related, tax and other non-audit services that may be performed by the Company’s independent auditors during the fiscal year, subject to the dollar limitations set by the Committee. The Audit Committee may, in accordance with the policy, delegate to any member of the Audit Committee the authority to approve audit and non-audit services to be performed by the independent auditors. Any Audit Committee member who exercises this delegated authority must report any approval decisions to the Audit Committee at its next scheduled meeting. The foregoing pre-approval requirements are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to completion of the audit. All of the services described above were approved by the Audit Committee in accordance with its Approval Policy.
The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditors.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Ryder System, Inc. specifically incorporates it by reference into a filing.
The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission. The Committee operates under a written charter which specifies the Committee’s responsibilities. The full text of the Committee’s charter is available on the Corporate Governance page of the Company’s website (www.ryder.com). The members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.
The Audit Committee serves in a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee members in business, financial and accounting matters. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion to the Audit Committee on the conformity of those statements with accounting principles generally accepted in the United States of America.
The Audit Committee discusses with the internal auditors and the independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of financial reporting. The Audit Committee held thirteen meetings during the calendar year 2004.
As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During fiscal year 2004, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2004 with management and with the Company’s independent auditors. The Committee has also discussed with KPMG LLP those matters required to be discussed by Statement on Auditing Standards No. 6, “Communications with Audit Committees.” The Audit Committee has received the written disclosures from and discussed with the independent auditors those items required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with KPMG LLP their independence, including the non-audit services listed in their written disclosures and presented in this proxy.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2004 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors.
Eugene A. Renna (Chairman)
Joseph L. Dionne
Daniel H. Mudd
Abbie J. Smith
Hansel E. Tookes II

SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS
The following table shows the number of shares of common stock beneficially owned as of January 15, 2005, by each director and executive officer named in the Summary Compensation Table herein, individually, and all directors and executive officers as a group:

	Shares Beneficially	Shares Which
	Owned or Subject	May Be	Total
	to Currently	Acquired	Shares
	Exerciseable	Within	Beneficially	Percent
Name of Beneficial Owner	Options	60 Days[1]	Owned[2]	of Class[3]

Gregory T. Swienton[4,5]	822,667	124,999	947,666	1.465%
John M. Berra[6]	1,392	0	1,392	*
Joseph L. Dionne[6]	27,289	0	27,289	*
David I. Fuente[5,6]	21,622	0	21,622	*
Bobby J. Griffin[4,5]	11,845	22,666	34,511	*
Tracy A. Leinbach[4,5]	70,795	26,249	97,044	*
Lynn M. Martin[6]	22,525	0	22,525	*
Daniel H. Mudd[6]	5,298	0	5,298	*
Vicki A. O’Meara[5]	12,627	24,417	37,044	*
Eugene A. Renna[6]	4,701	0	4,701	*
Abbie J. Smith[5,6]	3,377	0	3,377	*
Anthony G. Tegnelia[4,5]	6,681	19,417	26,098	*
Hansel E. Tookes II4,6	5,320	0	5,320	*
Christine A. Varney[5,6]	21,036	0	21,036	*
Directors and Executive Officers as a Group (22 persons)[4,5,6]	1,060,850	303,100	1,363,950	2.108%

*	Represents less than 1% of the Company’s outstanding common stock.

[1]	Represents options to purchase shares which were exercisable on January 15, 2005 or that became exercisable by March 15, 2005 and shares of restricted stock that vested between January 15, 2005 and March 15, 2005.
[2]	Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
[3]	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.
[4]	Includes shares held through a trust, jointly with their spouses or other family members or held solely by their spouses, as follows: Mr. Swienton, 14,500 shares; Mr. Griffin, 5,801 shares; Ms. Leinbach, 3,846 shares; Mr. Tegnelia, 6,405 shares; Mr. Tookes, 1,000 shares; and all directors and executive officers as a group, 35,736 shares.
[5]	Includes shares held in the accounts of executive officers pursuant to the Company’s 401(k) Plan and Deferred Compensation Plan and shares held in the accounts of directors pursuant to the Company’s Deferred Compensation Plan as follows: Mr. Swienton, 2,133 shares; Mr. Fuente, 1,423 shares; Mr. Griffin, 1,834 shares; Ms. Leinbach, 4,365 shares; Ms. O’Meara, 9,774 shares; Ms. Smith, 1,307 shares; Mr. Tegnelia, 276 shares; Ms. Varney, 355 shares; and all directors and executive officers as a group, 36,078 shares.
[6]	Includes restricted stock and restricted stock units held in the accounts of directors pursuant to the Directors Stock Plan and the Directors Stock Award Plan, respectively, as follows: Mr. Berra, 1,392 shares; Mr. Dionne, 12,289 shares; Mr. Fuente, 6,699 shares; Ms. Martin, 7,525 shares; Mr. Mudd, 2,653 shares; Mr. Renna, 1,534 shares; Ms. Smith, 1,392 shares; Mr. Tookes, 2,653 shares; and Ms. Varney, 6,884 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC and the NYSE relating to their common stock ownership and changes in such ownership. To the Company’s knowledge, based solely on its records and certain written representations, during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to directors and executive officers were complied with on a timely basis.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of common stock held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control of more than five percent of the Company’s outstanding common stock.

	Number of Shares
	Beneficially
Name and Address	Owned	Percent of Class

Barclays Global Investors, NA	11,283,809[1]	17.56%
45 Fremont Street
San Francisco, CA 94105
FMR Corp.	4,458,092[2]	6.94%
82 Devonshire Street
Boston, MA 02109
LSV Asset Management	3,308,333[3]	5.15%
1 N. Wacker Drive, Suite 4000
Chicago, IL 60606

[1]	Based upon the most recent filing by Barclays Global Investors, NA with the SEC on Form 13G dated February 14, 2005. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 10,269,476; shared voting power 0; sole dispositive power 11,283,809; and shared dispositive power 0.
[2]	Based upon the most recent filing by FMR Corp. with the SEC on Form 13G dated February 14, 2005. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 536,692; shared voting power 0; sole dispositive power 4,458,092; and shared dispositive power 0.
[3]	Based upon the most recent filing by LSV Asset Management with the SEC on Form 13G dated February 11, 2005. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 2,384,633; shared voting power 0; sole dispositive power 3,220,333; and shared dispositive power 0.

APPROVAL OF RYDER SYSTEM, INC. 2005 EQUITY COMPENSATION PLAN
(Proposal 3)
Background
The Board of Directors and its Compensation Committee believe that attracting and retaining Board members, executives and other key employees of high quality has been and will continue to be essential to the Company’s growth and success. Consistent with this view, at the Annual Meeting, shareholders will be asked to approve the Ryder System, Inc. 2005 Equity Compensation Plan (which we refer to as the 2005 Plan), which was approved by the Board of Directors on February 10, 2005. The 2005 Plan, like our current Ryder System, Inc. 1995 Stock Incentive Plan (which we refer to as the 1995 Plan) and our Ryder System, Inc. Board of Directors Stock Award Plan (which we refer to as the Directors Plan), will enable the Company to formulate and implement a compensation program that will attract, motivate and retain experienced, highly-qualified directors and employees who will contribute to the Company’s financial success, and will align the interests of the Company’s directors and employees with those of its shareholders.
The 2005 Plan would allow the Compensation Committee to grant a variety of stock-based awards to the Company’s directors, executive officers and other key employees. The 2005 Plan will serve as the umbrella plan for all of our stock-based and cash-based incentive compensation programs for our directors, senior executives and other key employees and would replace the 1995 Plan and the Ryder System, Inc. Stock for Merit Increase Replacement Plan (which we refer to as the Stock for Merit Plan) which will expire on May 4, 2005, as well as the Directors Plan. If shareholders approve the 2005 Plan, the Company will not grant any further awards under the 1995 Plan, the Stock for Merit Plan or the Directors Plan (which we refer to collectively as the Current Plans). Awards already outstanding under the Current Plans will continue to remain outstanding in accordance with their terms.
The Board of Directors seeks shareholder approval of the 2005 Plan in order to satisfy certain legal requirements, including requirements of the New York Stock Exchange (NYSE). In addition, the Board regards shareholder approval of the 2005 Plan as desirable and consistent with good corporate governance practices.
The Board of Directors and Compensation Committee also seek to preserve the Company’s ability to claim tax deductions for compensation paid, to the greatest extent practicable. Section 162(m) of the Internal Revenue Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. The Company is seeking shareholder approval of the 2005 Plan in order to meet a key requirement for certain awards to qualify as “performance-based” under Section 162(m).
In addition, shareholder approval will permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.
The approval of the 2005 Plan will not affect the Company’s ability to make stock- or cash-based awards outside of the 2005 Plan to the extent consistent with applicable law and stock exchange rules. It also does not govern the Company’s stock accumulation programs made available through the Company’s Stock Purchase Plan for Employees, 401(k) Savings Plan, and Directors Stock Plan (pursuant to which non-employee directors can elect to receive Company stock at fair market value in lieu of all or a portion of their annual cash retainer).
Potential Dilution
The aggregate number of shares that may be issued to employees and directors under the 2005 Plan will not exceed 5,000,000 (which consists of 1,900,000 shares available for grant under the Current Plans and 3,100,000 additional shares). Of this amount, no more than 1,000,000 shares may be issued pursuant to grants of “full-value” awards (as described below). Shares subject to awards granted under the 2005 Plan or under the Current Plans which are subsequently forfeited, expire unexercised or are otherwise not issued will not be treated as having been issued for purposes of the share limitation.

Restrictions on Repricing
The 2005 Plan includes a restriction that, unless authorized by shareholders, the Company will not amend or replace options previously granted under the 2005 Plan in a transaction that constitutes a “repricing” as that term is defined under NYSE rules. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”
Description of the 2005 Plan
The following is a brief description of the material features of the 2005 Plan. This description is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Administration. The Compensation Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the terms of the 2005 Plan or as the Compensation Committee may deem necessary or advisable for the administration of the 2005 Plan. The Compensation Committee is composed of persons who are both non-employee directors, as defined under Section 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee will be permitted to delegate to one or more senior executives of the Company the authority to make grants of awards to officers (other than executive officers) and employees of the Company and such other administrative responsibilities as the Compensation Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law.
Eligibility. Officers, employees and non-employee directors of the Company and its subsidiaries are eligible to be selected as award recipients.
Type of Awards. The Company’s current equity compensation awards to employees are generally comprised of stock options and restricted stock. The 2005 Plan gives the Committee the flexibility to grant a variety of other equity instruments in addition to stock options and restricted stock including bonus shares, stock appreciation rights, share units, performance units and dividend equivalents. Awards may be granted alone or in combination with any other award granted under the 2005 Plan or any other plan. The Committee will determine the size of each award to be granted (including, where applicable, the number of shares to which an award will relate), and all other terms and conditions of each award, provided that (i) no award will expire more than seven years from the date of grant, (ii) no full-value award (other than a full-value award that is performance-based) will fully vest within three years of the date of grant and (iii) no full-value award that is performance-based will fully vest within one year of the date of grant. Below is a description of the types of awards that may be issued under the 2005 Plan:

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of Ryder common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Internal Revenue Code). The exercise price of any stock option granted may not be less than the fair market value of the Ryder common stock on the date of grant. A stock appreciation right (SAR) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of Ryder common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR (which exercise price shall not be less than the fair market value of the Ryder common stock on the date of grant). The Committee will specify at the time an option or SAR is granted, when, and in what proportions, an option or SAR becomes vested and exercisable

Restricted Stock and Restricted Stock Units. An award of restricted stock is an issuance of shares of Ryder common stock that is subject to certain restrictions established by the Compensation Committee and to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company for a specified period of time). Recipients of restricted stock do not receive the stock until the restrictions are satisfied but may be entitled to vote the restricted stock and to exercise other shareholder rights. Thus, upon grant, the shares may be included in the Company’s total number of shares outstanding and accrue and pay dividends. An award of restricted stock units entitles the recipient to receive shares of Ryder common stock at some later date once the holder has satisfied certain requirements. At that time (and not before), the shares will be delivered and the recipient will be entitled to all shareholder rights. Thus, upon grant, the shares of common stock covered by the restricted stock units are not considered issued and are not included in the Company’s total number of shares outstanding until all conditions have been satisfied. Dividends may accrue, or be paid, on restricted stock units at the discretion of the Compensation Committee.

Performance-Based Awards. The Committee may grant performance awards, which may be cash- or stock-based. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The Committee will set the performance goals used to determine the amount payable pursuant to a performance award. In order to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the covered employees must be selected from among the following: earnings per share; revenues; cash flow; cash flow return on investment; return on net assets, return on assets, return on investment, return on invested capital, return on equity; profitability; economic value added; operating margins or profit margins; income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; total stockholder return or stock price; book value per share; and expense management; improvements in capital structure; working capital; and costs. Performance goals may be set based on consolidated Company performance and/or for specified subsidiaries, divisions, or other business units, and may be with fixed, quantitative targets; targets relative to past performance; or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison.

Limitations on Stock-Based Awards. The aggregate number of shares that may be issued to employees and directors under the 2005 Plan will not exceed 5,000,000 (which consists of 1,900,000 shares available for grant under the Current Plans and 3,100,000 additional shares); provided that no more than 1,000,000 shares may be issued pursuant to awards (which we refer to as full-value awards) that do not require the employee or director to pay (in cash, foregone cash compensation, or consideration other than the performance of services) the full fair market value (determined on the grant date) for the shares (e.g., stock options with an exercise price equal to fair market value) or that are not otherwise based solely on the appreciation of the shares from the fair market value of the shares as determined on the date the award is granted (e.g., stock appreciation rights). In addition, in any calendar year, no employee or director may be granted stock-based awards that relate to more than 500,000 shares, or cash-based awards that can be settled for more than $5,000,000. Shares issued under the 2005 Plan or any Current Plan that are reacquired by the Company in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will not be treated as having been issued for purposes of the share limitation provided that upon the exercise of any stock appreciation right, the full number of shares underlying such stock appreciation right on the date of grant will be counted against the aggregate share limitation irrespective of the manner in which such stock appreciation right is settled. Shares delivered under the Plan may be newly issued shares, treasury shares, or shares acquired in the open market.
Adjustments. In the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Company’s common stock, the Compensation Committee may adjust the number and kind of shares subject to the aggregate and individual share limitations described above. The Compensation Committee may also adjust outstanding awards upon occurrence of these events in order to preserve the award without enhancing the value of the award. These adjustments may include changes to the number of shares subject to an award, the exercise price or share price referenced in the award terms, and other terms of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.
Amendment, Termination. The Board may amend, suspend, discontinue, or terminate the 2005 Plan or the Compensation Committee’s authority to grant awards under the 2005 Plan without shareholder approval, provided that shareholder approval will be required for any amendment that will (i) materially modify the terms of the 2005

Plan or (ii) require shareholder approval as a matter of law or regulation or under the NYSE rules. Unless earlier terminated, the 2005 Plan will terminate ten years after its approval by shareholders.
Tax Consequences
The federal income tax consequences arising with respect to awards granted under the 2005 Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option,” no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation Section 162(m) of their Internal Revenue Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or Stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.
The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2005 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2005 Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
New Plan Benefits
Future benefits under the 2005 Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable. During 2004, stock options and shares of restricted stock were granted under the 1995 Plan to the named executive officers as set forth herein in the tables captioned Summary Compensation Table and Option Grants in 2004. The amount and/or value of stock options and restricted stock granted in 2004 under the Board of Directors Stock Award Plan (and to be granted in 2005 under the 2005 Plan, if approved) to the Company’s non-employee directors is set forth herein under Director Compensation. In addition, during 2004, 924,300 stock options and 55,150 shares of restricted stock were granted to all of the Company’s employees (other than named executive officers) under the 1995 Plan.
Vote Required
The affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote is required for the approval of the 2005 Plan.
The Board of Directors recommends a vote FOR approval of the Ryder System, Inc. 2005 Equity Compensation Plan.

AMENDMENT TO RYDER SYSTEM, INC. STOCK PURCHASE PLAN FOR EMPLOYEES
(Proposal 4)
Background
The Board of Directors and its Compensation Committee believe that providing employees with an opportunity to acquire an ownership interest in the Company through the purchase of the Company’s common stock at a discount to fair market value is beneficial to the Company and its shareholders. Consistent with this view, at the Annual Meeting, shareholders will be asked to approve an amendment to the Ryder System, Inc. Stock Purchase Plan for Employees (which we refer to as the Purchase Plan) that will increase the maximum number of shares of Ryder common stock authorized for issuance under the Purchase Plan by 1,000,000 shares. The Board of Directors approved the amendment on February 10, 2005, subject to shareholder approval. If the amendment is approved by shareholders, the aggregate number of shares available for future issuance under the Purchase Plan would be 1,315,485.
The Company is seeking shareholder approval of the amendment to the Purchase Plan so that it will continue to qualify under Section 423 of the Internal Revenue Code. It is not a tax-qualified, deferred compensation plan under Section 401(a) of the Internal Revenue Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).
Description of the Purchase Plan
The following is a brief description of the material features of the Purchase Plan. This description is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix B.
Administration. The Purchase Plan is administered by the Compensation Committee of the Board of Directors consisting of at least two disinterested directors which, subject to the express provisions of the Purchase Plan, has full power to (i) interpret the Purchase Plan, (ii) make rules and regulations relating to the administration of the Purchase Plan, and (iii) make all other determinations relating to the Purchase Plan.
Eligibility and Participation. All regular full-time and certain part-time employees of the Company or its participating subsidiaries are eligible to participate in the Purchase Plan except: (i) any employee who owns 5% or more of the Company’s common stock; (ii) any employee who is ordinarily employed by the Company for less than 20 hours per week; or (iii) any executive officer of the Company. A participant’s participation in the Purchase Plan continues to be effective for each consecutive offering period until the participant withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.
As of December 31, 2004, approximately 2,456 employees were participating in the Purchase Plan. Non-employee directors are not eligible to participate. The actual benefits, if any, to participants in the Purchase Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the difference between the market price of a share of the Company’s common stock on the date of the purchase and the purchase price of the shares, as described below.
Offering Periods; Purchase Price; Holding Period. The Purchase Plan provides for quarterly offerings of shares of common stock to eligible employees. Employees may subscribe and pay for shares through payroll deductions based upon either (i) a percentage of the employee’s base pay (up to 15%) or (ii) a specific dollar amount. In any calendar year, a participating employee is not permitted to purchase shares with an aggregate fair market value (as of each offering date) in excess of $25,000.
The purchase price of the shares of common stock offered under the Purchase Plan will be equal to 85% of the lesser of the fair market value of the common stock as of the first day of the offering period (the offering date) or the fair market value on the last day of the offering period (the purchase date). For example, if an employee who enrolls in the offering period beginning on April 1, 2005 continues in the Purchase Plan through the end of that quarterly period, he or she will make a final purchase of stock on June 30, 2005 at 85% of the lesser of the fair market value of the stock on April 1, 2005 or the fair market value on June 30, 2005. The purchases are made for participants on the last day of each calendar quarter by applying payroll deductions accumulated over the preceding three months towards such purchases.
Participating employees may withdraw from the Purchase Plan during an offering period, and receive back their accumulated payroll deductions, without interest, at any time during the first two months of the offering period. If any employee does not withdraw prior to that date, he or she will continue to participate in Purchase Plan for the current offering period. A participating employee may withdraw from the Purchase Plan effective as of the next offering period at any time prior to the beginning of such offering period.
In order to encourage continued investment in Ryder stock, the Purchase Plan provides that participating employees may not sell shares acquired through the Purchase Plan until one year (for Company officers) or three months (for all other employees) after the shares were purchased by the employee.
Termination of Employment or Loss of Eligibility. Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during an offering period (unless on an approved leave of absence or a temporary reduction of hours), causes the employee to become ineligible to participate in the Purchase Plan. In such event, payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.
Capital Changes. In the event any change is made in the Company’s capitalization during an offering period, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment will be made to the purchase price and to the number of shares subject to stock purchase under the Purchase Plan and to the number of shares authorized for issuance under the Purchase Plan.
Amendment and Termination. The Compensation Committee may terminate or amend the Purchase Plan at any time, except that no amendment will be effective unless it is approved by the shareholders of the Company if such approval is required under Section 423 of the Internal Revenue Code, or any other applicable law, regulation or stock exchange rule. The termination or modification of the Purchase Plan may not affect rights to purchase stock previously granted.
Tax Consequences
The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of common stock within the later of two years from the offering date that applies to the shares or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition” occurs and the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of common stock for more than one year after the purchase date.
If the participant disposes of his or her shares of common stock more than two years after the relevant offering date of such shares and more than one year after the purchase date of such shares, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the relevant offering date for such shares. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.
The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

The foregoing provides only a general description of the application of federal income tax laws upon the participants and the Company with respect to participation in the Purchase Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Purchase Plan. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.
Vote Required
The affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote is required for the approval of the amendment to the Purchase Plan.
The Board Recommends a vote FOR the amendment to the Ryder System, Inc. Stock Purchase Plan for Employees.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table includes information as of December 31, 2004 about certain plans which provide for the issuance of common stock in connection with the exercise of stock options and other stock-based awards. The table does not include the additional shares of common stock that may be issued under the 2005 Plan or the Purchase Plan, as amended, if the 2005 Plan and the amendment to the Purchase Plan are approved by shareholders at the Annual Meeting.

Number of
Securities
Remaining
	Number of		Available for
	Securities to Be		Future Issuance
	Issued Upon		Under Equity
	Exercise of	Weighted-Average	Compensation
	Outstanding	Exercise Price of	Plans Excluding
	Options,	Outstanding	Securities
	Warrants	Options, Warrants	Reflected in
Plan	and Rights	and Rights	Column (a)

	(a)	(b)	(c)
(Shares in thousands)
Equity compensation plans approved by security holders:
Broad based employee stock option plans	4,567	$27.05	3,090
Employee Stock Purchase Plan	—	—	315
Non-Employee Directors’ Stock Plans	203	$24.76	270
Equity compensation plans not approved by security holders	—	—	—

Total	4,770	$26.96	3,675

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Ryder System, Inc. specifically incorporates it by reference into a filing.
The Compensation Committee of the Company’s Board of Directors consists of four independent directors. None of the directors on the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer on the Company’s Compensation Committee or Board of Directors. The Compensation Committee administers all of the Company’s executive compensation policies and programs (including perquisites and other benefits) and regularly reports to the Board of Directors on these matters.
Compensation Philosophy
The Company’s goal in formulating and implementing executive compensation policies and programs that are applicable to all senior management including the Company’s Chief Executive Officer (CEO) and other executive officers named herein in the Summary Compensation Table (“named officers”) on page 30, is to:

•	attract, retain and motivate executive talent necessary to execute the Company’s long-term business strategy;
•	emphasize and reward individual performance;
•	promote ownership of Ryder stock; and
•	align the short- and long-term interests of the Company’s executives with that of its shareholders through the use of variable, at-risk and goal-oriented compensation.
The Committee regularly evaluates the effectiveness of the Company’s executive compensation programs in light of the Company’s compensation philosophy. In order to ensure that the compensation programs are competitive, the Committee evaluates each element of the executive compensation program based upon the compensation practices and financial performance of a comparative group of similar companies. Management and independent consultants analyze compensation survey data on behalf of the Company to provide comparisons to the Compensation Committee. The Committee utilizes the compensation survey analysis and considers each element of the total executive compensation and benefits package in evaluating the executive compensation program and making individual compensation decisions.
The Committee reviewed but did not change any of the Company’s executive compensation policies or programs during 2004.
Components of Executive Compensation
In 2004, the Company’s executive compensation program consisted of three components: (1) base salary; (2) annual incentive bonus payments based on the Company’s financial performance; and (3) long-term incentive awards comprised of stock options, restricted stock which vest over a period of years, and performance-based cash awards. Executive officers also receive employee benefits generally available to all employees of the Company. The Committee annually reviews and determines total compensation for members of senior management based in part on recommendations made by the CEO. The Compensation Committee annually reviews, and together with the Company’s independent directors, approves all compensation actions relating to the CEO. The Compensation Committee believes that the total compensation package for the CEO and senior management represents an attractive compensation and benefits program that is both competitive with comparable companies and consistent with the Company’s compensation philosophy.
Base Salary
When reviewing individual executive salary levels, the Committee considers four factors: (1) Company performance; (2) the executive officer’s individual performance; (3) the executive officer’s responsibilities and potential; and (4) comparative data provided by the Company’s outside compensation consultants. The Committee does not utilize a formula in making salary adjustments. The Compensation Committee believes that executive officer base salaries are appropriate considering the responsibilities and importance of those positions to the operations of the Company.
In 2004, the Committee approved a 2% merit-based salary increase for all executive officers which was consistent with the merit increase given to all of the Company’s exempt employees. One named officer received an equity-based salary increase in 2004.
Incentive Bonus Payments
The annual incentive bonus plan provides for payments to executives of a specified cash amount (not to exceed 200% of the target amount) based upon the percentage achievement of specific financial objectives. Company-wide and individual financial objectives and criteria are established at the start of each fiscal year. The target bonus amount (which is generally based on a percentage of the executive’s base salary) is also established at the start of each fiscal year. Incentive bonus payments for executives can be increased or decreased based on individual performance.
Under the 2004 incentive plan, bonus awards for executives were driven by economic value added, also known as EVA, and by other performance measures including revenue growth. EVA is a financial measure that indicates whether a business is earning more than its cost of capital. Award opportunities were set to provide above-median compensation in relation to comparable companies if Company performance exceeded financial performance targets and below-median compensation in relation to comparable companies if performance was below these targets. The specific targets are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company’s competitive position.
For 2004, the Company achieved 162% of its target bonus amount. Bonus amounts paid to named officers were consistent with the provisions of the 2004 incentive plan and are set forth herein in the Summary Compensation Table on page 30.
The 2005 incentive plan approved by the Compensation Committee in February 2005 includes new performance measures — net operating revenue, return on capital and earnings per share.
Long-Term Incentive Awards
Long-term incentive awards for senior management consist of (1) a mix of stock options and restricted stock and (2) performance-based cash awards.
Equity Awards. Under the Company’s 1995 Stock Incentive Plan, the Committee may award annual stock awards comprised of options and/or restricted stock to executive officers and newly promoted or newly-hired executives. The Compensation Committee first determines the value of an award to be granted to an executive based on the executive’s responsibilities and position within the Company, current individual performance, potential for promotion and the officer’s impact on Company performance. Then, using valuation methodologies determined by the Compensation Committee in consultation with independent consultants, allocates the award between stock options and restricted stock. The value or amount of an executive’s existing stock awards does not influence the size of future stock awards given to that executive.
Stock options are issued at fair market value as of the date of grant, typically vest over three years and have a seven year term. Restricted stock typically vests over three years. In 2004, the Committee granted stock awards to the named officers as set forth herein in the table titled Option Grants in 2004 on page 31.
Performance-Based Cash Awards. In 2002, the Company introduced a long-term incentive plan which provides a performance-based cash component of long-term compensation for executive officers. The plan rewards executive officers with additional compensation contingent upon attaining critical business objectives during a three-year period. The Committee establishes a three-year cycle for eligible executives with performance measurements and goals for the executive for each year of the cycle. The Company funds the plan annually by depositing earned amounts into an account for the executive. The amounts earned under the plan vest upon the sixth and eighteenth month anniversaries of the end of each three-year cycle. Since the inception of the plan in 2002, EVA has served as the only performance measurement. The awards earned by the named officers for the 2002-2004 plan cycle are set forth herein in the Summary Compensation Table on page 30 under the “Deferred Bonus” column.

Chief Executive Officer Compensation
The independent directors annually evaluate CEO performance, the results of which are used to determine CEO compensation. In February 2004, the independent directors approved a $60,000 salary increase for Mr. Swienton, the Company’s CEO, bringing his total salary to $700,000. The directors also approved a grant of 150,000 stock options and 15,000 shares of restricted stock which vests equally over three years. In February 2005, the Committee approved bonus payments to Mr. Swienton equal to $1,110,580 under the 2004 incentive bonus plan and $1,694,410 under the long-term incentive plan, which amounts are equal to the amounts he was entitled to pursuant to the terms of those plans. The directors’ decisions regarding CEO compensation were based on Mr. Swienton’s leadership in advancing the Company’s operational and financial goals. In particular, the directors focused on the Company’s reported earnings per share growth for the year, the rise in the Company’s stock price, the Company’s balance sheet strength, the appointment and development of key officers and the successful completion and integration of two strategically-significant acquisitions.
Stock Ownership Requirements
To demonstrate the importance of linking executive management and shareholder interests, in 1993 the Company established formal stock ownership requirements for all executive officers of the Company. The CEO must own Company stock or stock equivalents having a value equal to at least two times his annual base salary, and executive officers must own Company stock or stock equivalents having a value equal to at least one times their base salary. All officers were in compliance with these stock ownership requirements during 2004.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) precludes public companies from taking a deduction for compensation in excess of $1 million paid to the Company’s CEO and the other four most highly paid employees unless certain specific and detailed criteria are met, including the requirement that compensation be “performance-based” and under a plan approved by the Company’s shareholders.
The Committee has reviewed all components of the Company’s executive compensation program based upon the requirements of Section 162(m) of the Internal Revenue Code. Stock-based awards under the Company’s stock incentive plans, including the Ryder System, Inc. 2005 Equity Compensation Plan being submitted for shareholder approval at the Annual Meeting, meet the requirements of Section 162(m), and accordingly, stock-based awards granted to the Company’s executive officers under these plans are eligible for the “performance-based” exception to Section 162(m). While the annual incentive bonus plan and the long-term incentive plan are based on performance and may qualify for the incentive compensation exception under Section 162(m), these plans were not previously submitted to the shareholders for their approval and therefore payments under the plans do not qualify for the exceptions under Section 162(m). If the 2005 Plan is approved by shareholders at the Annual Meeting, performance-based cash awards made under the plan will be eligible for a Section 162(m) exception.
The Committee believes that preserving its flexibility in awarding compensation is in the best interest of the Company and its shareholders and may determine, in light of all applicable circumstances, to award compensation otherwise then in a manner that will preserve the deductibility of such compensation under Section 162(m).
Submitted by the Compensation Committee of the Board of Directors.
David I. Fuente (Chairman)
John M. Berra
Lynn M. Martin
Christine A. Varney

EXECUTIVE COMPENSATION
The following table sets forth for 2004, 2003 and 2002, the compensation for the Company’s chief executive officer and for each of the four most highly compensated executive officers of the Company, other than the chief executive officer, serving as executive officers at the end of 2004 (collectively, the “named executive officers”).
Summary Compensation Table

								Long Term
			Annual Compensation					Compensation

				Bonus				Awards

					Deferred		Other Annual	Restricted	Securities	All Other
					Bonus	Total	Compensation	Stock	Underlying	Compensation
Name and Principal Position		Year	Salary($)	Bonus($)	($)[1]	Bonus($)	($)[2]	Award($)[3]	Options(#)	($)[4]

Gregory T. Swienton	Chairman, President and	2004	685,000	1,110,580	1,694,410	2,804,990	9,612	553,200	150,000	193,323
	Chief Executive Officer	2003	633,750	616,314	798,855	1,415,169	2,697	221,000	100,000	11,431
		2002	625,000	734,878	193,150	928,028	2,982	0	100,000	61,340

Bobby J. Griffin	Executive Vice President	2004	336,988	409,726	423,777	833,503	4,376	55,320	20,000	16,569
	— International	2003	329,083	240,021	200,392	440,413	1,798	33,150	20,000	10,590
	Operations	2002	316,667	328,794	47,214	376,008	1,988	0	25,000	17,088

Tracy A. Leinbach	Executive Vice President	2004	477,050	580,021	542,566	1,122,587	2,004	82,980	30,000	5,144
	and Chief Financial	2003	429,722	313,685	233,398	547,083	1,798	324,550	35,000	6,646
	Officer	2002	340,000	353,054	49,790	402,844	1,988	0	25,000	24,550

Vicki A. O’Meara	Executive Vice President	2004	450,483	547,823	564,299	1,112,122	4,710	549,940	40,000	11,502
	and Chief of Corporate	2003	404,667	295,147	271,809	566,956	1,798	33,150	20,000	6,273
	Operations	2002	400,000	414,990	68,675	483,665	1,988	0	25,000	5,904

Anthony G. Tegnelia	Executive Vice President	2004	340,125	413,498	299,266	712,764	9,771	64,540	25,000	25,078
	— U.S. Supply Chain	2003	303,500	276,360	80,675	357,035	1,798	33,150	20,000	9,944
	Solutions	2002	295,000	289,928	0	289,928	1,988	0	10,000	53,634

[1]	Represents amounts earned under the Company’s long-term incentive plan in respect of the Company’s annual performance for the reported year. Amounts earned for the 2004, 2003 and 2002 three-year plan cycles vest and become payable if the named executive officer is employed by the Company on the following dates: June 30, 2007 (50%) and June 30, 2008 (balance) for the 2004 plan cycle, June 30, 2006 (50%) and June 30, 2007 (balance) for the 2003 plan cycle and June 30, 2005 (50%) and June 30, 2006 (balance) for the 2002 plan cycle. For 2003 and 2002, these amounts were previously reported under the column entitled “LTIP Payouts” and have been reclassified as “Deferred Bonus” because the amounts awarded were in respect of the Company’s annual performance for 2003 and 2002, respectively.
[2]	This column represents amounts reimbursed for the payment of income taxes on certain perquisites provided to the named executive officers. Other perquisites and personal benefits furnished to the named executive officers do not meet the disclosure thresholds established under SEC regulations and are not included in this column.
[3]	The amounts in this column represent the dollar value of the Company’s common stock on the date of grant of the restricted stock. Dividends are paid on all shares of restricted stock. As of December 31, 2004 (based on the market price of $47.99 for the common stock on that date), the aggregate number and dollar value of shares of restricted stock held by the named executive officers was: Mr. Swienton, 21,666 shares ($1,039,751); Mr. Griffin, 6,500 shares ($311,935); Ms. Leinbach, 17,250 shares ($827,828); Ms. O’Meara, 16,084 shares ($771,871) and Mr. Tegnelia, 4,950 shares ($237,551). On February 12, 2004, Mr. Swienton received a grant of 15,000 shares of restricted stock which vests in 33 1/3% annual installments; Mr. Griffin received a grant of 1,500 shares of restricted stock which vests in 33 1/3% annual installments; Ms. Leinbach received a grant of 2,250 shares of restricted stock which vests in 33 1/3% annual installments; Ms. O’Meara received a grant of 1,750 shares of restricted stock which vests in 33 1/3% annual installments and Mr. Tegnelia received a grant of 1,750 shares of restricted stock which vests in 33 1/3% annual installments. On October 8, 2004, Ms. O’Meara received a grant of 10,000 shares of restricted stock which vests in 33 1/3% annual installments.
[4]	All Other Compensation includes the following payments or accruals for each named executive officer:

		Contributions to the		Premiums Paid
		401(k) and		Under the
		Deferred	Compensatory	Supplemental
		Compensation	Split Dollar Insurance	Long-Term Disability	Relocation
		Plans($)	Payments($)[a]	Insurance Plan($)	Expenses($)

Gregory T. Swienton	2004	4,438	12,057	8,102	168,726
	2003	4,000	0	7,431	0
	2002	4,000	0	6,806	50,534

Bobby J. Griffin	2004	4,994	4,495	7,080	0
	2003	4,000	0	6,590	0
	2002	13,016	0	4,072	0

Tracy A. Leinbach	2004	2,000	351	2,793	0
	2003	4,000	0	2,646	0
	2002	4,857	17,520	2,173	0

Vicki A. O’Meara	2004	0	5,077	6,425	0
	2003	0	0	6,273	0
	2002	0	0	5,904	0

Anthony G. Tegnelia	2004	5,233	13,901	5,944	0
	2003	4,000	0	5,944	0
	2002	4,000	43,690	5,944	0

[a]	For 2004, these amounts represent an amount equal to the cash surrender value of the split dollar insurance policies less the aggregate premiums paid by the Company for such policy, which amounts were paid to the executive upon termination of the policies effective December 31, 2003. For 2003 and 2002, these amounts represent the premiums paid on the split dollar policies for the executive.

Severance and Change of Control Agreements
The Company has entered into a severance agreement with each of its officers including the named executive officers, which provides that if the Company terminates the employment of the executive for reasons other than death, disability or cause (as defined in the agreement), and certain other requirements are met, the Company will provide the executive with a severance payment and certain other benefits and perquisites. The severance payment is based on a multiple of the executive’s then-current base salary and tenure-related bonus. The severance payment to which each named executive officer is entitled under such officer’s severance agreement is as follows: Mr. Swienton — three times salary and three times bonus; Mr. Griffin — two times salary and two times bonus; Ms. Leinbach — three times salary and two times bonus; Ms. O’Meara — three times salary and two times bonus; and Mr. Tegnelia — two times salary and two times bonus.
The Company has also entered into a change of control severance agreement with each named executive officer and certain other officers which provides that if the Company terminates the employment of the executive for reasons other than death, disability or cause or if the executive terminates his or her employment for good reason (as defined in the agreement), in each case within three years of a change of control of the Company (as defined in the agreement), the Company will provide the executive with severance benefits including those under the above-described severance agreements and some additional severance benefits.
OPTION GRANTS IN 2004
The following table provides information regarding the grant of stock options to the named executive officers in 2004 and the potential value of such stock options assuming annual compound appreciation of the underlying share price at rates of 0%, 5% and 10% from the date the stock options were granted over the full option term of seven years. The 5% and 10% appreciation rates are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company’s stock price.

Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options Granted			of Stock Price Appreciation
	Underlying	to Employees in	Exercise		for Option Term($)[4]
	Options	Fiscal Year	Price
Name	Granted(#)[1]	2004	Per Share[2]	Expiration Date[3]	0%	5%	10%

Gregory T. Swienton	150,000	9.3%	$36.88	February 12, 2011	0	2,251,500	5,248,500
Bobby J. Griffin	20,000	1.2%	$36.88	February 12, 2011	0	300,200	699,800
Tracy A. Leinbach	30,000	1.9%	$36.88	February 12, 2011	0	450,300	1,049,700
Vicki A. O’Meara	25,000	1.6%	$36.88	February 12, 2011	0	375,250	874,750
	15,000	0.9%	$48.54	October 8, 2011	0	296,400	690,750
Anthony G. Tegnelia	25,000	1.6%	$36.88	February 12, 2011	0	375,250	874,750

[1]	Stock option grants generally vest in annual installments over three years commencing with the first anniversary of the date of the grant.
[2]	Represents fair market value as of the date of the grant.
[3]	Seven (7) years from grant date of February 12, 2004 and October 8, 2004, respectively.
[4]	If the 5% or 10% annual compound appreciation shown in the table were to occur:

	5%	10%

The price of the Company’s common stock on February 12, 2011 would be	$51.89	$71.87
The price of the Company’s common stock on October 8, 2011 would be	$68.30	$94.59
Appreciation in value of Company’s common stock from the date of the February 12, 2004 grant would be	$965,305,889	$2,250,236,711
Appreciation in value of Company’s common stock from the date of the October 8, 2004 grant would be	$1,270,782,436	$2,961,514,735
The appreciation during this period realized by the five named executive officers from the stock options granted on February 12, 2004 and October 8, 2004 would be 0.39% and 0.02%, respectively, of the gain to all shareholders. The use of the 5% and 10% rates as required by the SEC is not intended by the Company to forecast possible future appreciation of the Company’s common stock.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES
The following table provides information, with respect to the named executive officers, regarding the exercise of options during 2004:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
		Value	Year-End 2004(#)		Fiscal Year-End 2004($)[1]
	Shares Acquired	Realized
Name	On Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory T. Swienton	0	0	776,667	333,333	20,262,465	6,326,160
Bobby J. Griffin	71,164	1,031,804	0	41,666	0	743,718
Tracy A. Leinbach	88,840	1,629,631	58,584	61,666	1,181,883	1,043,318
Vicki A. O’Meara	181,837	2,833,840	0	78,333	0	1,244,943
Anthony G. Tegnelia	138,067	1,625,100	0	41,666	0	693,498

[1]	Amounts reflecting gains on outstanding stock options based on a fair market value of $47.99 for the common stock, as determined by using the average of the high and low market price on December 31, 2004.
PENSION BENEFITS
The Company maintains the Ryder System, Inc. Retirement Plan (the “Retirement Plan”) for regular full-time employees other than those who are covered by plans administered by labor unions and certain other non-exempt employees. Benefits payable under the Retirement Plan are based on an employee’s career earnings with the Company and its subsidiaries. At customary retirement age of sixty-five (65), a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45 percent of the first $15,600 of total compensation received during the calendar year, plus 1.85 percent of the portion of such total compensation received during the calendar year in excess of $15,600, during each such year while a Retirement Plan member. Accrued benefits under the Retirement Plan have been improved from time to time.
Retirement Plan benefits vest at the earlier of the completion of five (5) years of credited service or upon reaching age sixty-five (65), provided, however, that in the event of a change of control of the Company, all participants will be fully vested and the term “accrued benefit” will include the value of early retirement benefits for any participant age forty-five (45) or older or with ten (10) or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.
The maximum annual benefit under a qualified pension plan is currently $165,000 beginning at the Social Security retirement age. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $205,000. The Company also maintains a non-qualified, unfunded benefit plan, called the Benefit Restoration Plan (the “Restoration Plan”), which covers those participants of the Retirement Plan whose benefits are reduced by the Internal Revenue Code or other United States laws. A participant in the Restoration Plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to without reduction and the amount of benefits the participant is entitled to after the reductions.
The following table sets forth annual pension benefit projections for the named executive officers assuming they remain continuously employed by the Company at current compensation levels until retirement at the normal retirement date or age.

Estimated Annual Benefits at Retirement1
(in the form of a single life annuity)

Gregory T. Swienton	$332,202
Bobby J. Griffin	180,665
Tracy A. Leinbach	393,921
Vicki A. O’Meara	311,092
Anthony G. Tegnelia	232,206

[1]	These amounts include benefits under the Retirement Plan and the Restoration Plan combined.
Until December 31, 2003, the Company maintained a Split Dollar Life Insurance Plan for the benefit of certain named executive officers. The Plan provided participants with additional life insurance. The Company paid all costs equal to the premiums on the life insurance acquired prior to retirement. The Company analyzed the impact of certain provisions of Sarbanes-Oxley on its Split Dollar Life Insurance Plan. Based on its evaluation, the Company terminated the Plan effective December 31, 2003. As a result, during 2004, the Company paid certain participants, including certain named executive officers, an amount equal to the cash surrender value of the relevant policy less the aggregate premiums paid by the Company for such policy. Amounts paid to the named executive officers are included in the Summary Compensation Table on page 30.
PERFORMANCE GRAPH
The following graph compares the performance of the Company’s common stock with the performance of the Standard & Poor’s 500 Composite Stock Index and the Dow Jones Transportation Index for a five year period by measuring the changes in common stock prices from December 31, 1999.

	1999	2000	2001	2002	2003	2004

Ryder System, Inc.	$100.00	$70.24	$98.87	$102.25	$157.33	$226.50
S&P 500 Index	$100.00	$90.90	$82.41	$63.82	$79.48	$88.39
Dow Jones Transportation 20 Index	$100.00	$100.38	$93.35	$83.27	$106.88	$136.46
The performance graph assumes that $100 was invested on December 31, 1999 in each of the Company’s common stock, the Standard & Poor’s 500 Composite Stock Price Index and the Dow Jones Transportation Index, and that all dividends were reinvested. Past performance is not necessarily an indicator of future results.

APPENDIX A
RYDER SYSTEM, INC.
2005 EQUITY COMPENSATION PLAN

1.	Purpose of the Plan
The purpose of this 2005 Equity Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of shareholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan.

2.	Definitions
Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1 “Award” means a compensatory award made pursuant to the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

2.2 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.3 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means the committee appointed by the Board to administer the Plan or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.7 “Company” means Ryder System, Inc., a company organized under the laws of the state of Florida.

2.8 “Current Plans” means the Ryder System, Inc. 1995 Stock Incentive Plan, the Ryder System, Inc. Stock for Merit Increase Replacement Plan and the Ryder System, Inc. Board of Directors Stock Award Plan.

2.9 “Fair Market Value” means, with respect to the Shares, the average of the highest and lowest sale price for the Shares as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange on the date as of which such determination is being made or on the most recently preceding date on which there was such a sale.

2.10 “Full-Value Award” means any Award granted under the Plan other than (i) a stock option that does not require a Participant to pay (in cash, foregone cash compensation, or consideration other than the performance of services) the Fair Market Value (determined on the date of grant of the Award) for the Shares or (ii) a stock appreciation right that is based solely on the appreciation of the Shares underlying the Award from the Fair Market Value of the Shares as determined on the date of grant of the Award.

2.11 “Non-Employee Director” means a member of the Company’s Board of Directors who is not otherwise employed by the Company or any Subsidiary.

2.12 “Participant” means any employee or director who has been granted an Award under the Plan.

2.13 “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

2.14 “Shares” means common shares of the Company and such other securities as may be substituted or re-substituted for Shares pursuant to Section 7.

2.15 “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company.

3.	Administration

3.1 Committee. The Compensation Committee of the Board shall administer the Plan, unless the Board shall appoint a different committee. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2 Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such allocation or delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any

Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.	Awards

4.1 Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, and (ii) Non-Employee Directors.

4.2 Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, options to purchase Shares, restricted Shares, bonus Shares, appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3 Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m). Notwithstanding the foregoing, (i) the price per Share at which Shares may be purchased upon the exercise of a stock option shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant of such stock option, (ii) with respect to stock appreciation rights, the price per Share from which stock appreciation is measured shall not be less than one hundred percent (100%) of the Fair Market Value of such Share on the date of grant of the stock appreciation right, (iii) the period during which an Award may remain outstanding shall not exceed seven (7) years from the date the Award is granted, (iv) no Full-Value Award issued under the Plan (other than Full-Value Awards that are performance-based) shall fully vest within three years of the date of grant of such Full-Value Award, (v) no Full-Value Award issued under the Plan that is performance-based shall fully vest with one year of the date of grant of such Full-Value Award and (vi) any Awards granted to Non-Employee Directors shall be granted to all Non-Employee Directors on a non-discretionary basis based on a formula approved by the Committee.

4.4 Option Repricing. As to any Award granted as an option to purchase Shares or an appreciation right payable in Shares, the Committee is not authorized to subsequently reduce the applicable exercise price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles.

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 4.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

5.	Performance Awards

5.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on invested capital, return on equity; profitability; (6) economic value added (“EVA”); (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; (9) total stockholder return or stock price; (10) book value per share; (11) expense management; improvements in capital structure; working capital; costs; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies. EVA means the amount by which a business unit’s earnings exceed the cost of the equity and debt capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, and general and administrative expenses for the performance period, if so specified by the Committee.

(c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(f) Impact Of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

5.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

5.3 Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6.	Limitations on Awards

6.1 Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 5,000,000 which represents 1,900,000 Shares that are available for issuance under the Current Plans plus 3,100,000 additional Shares; provided, however, that no more than 1,000,000 Shares may be issued pursuant to Full-Value Awards. Upon shareholder approval of the Plan, no further awards will be made under the Current Plans. Any Shares underlying any award under the Current Plans or any Award under the Plan that is cancelled, forfeited, lapses or is otherwise terminated without an issuance of Shares being made thereunder will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan; provided, however, that upon the exercise of a stock appreciation right, the full number of Shares underlying such stock appreciation right on the date of grant will be counted against the aggregate Share limitation irrespective of the manner in which such stock appreciation right is settled.

6.2 Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted Awards that relate to more than 500,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3 Per Participant Limitation on Other Awards. In any calendar year, no Participant may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a value in excess of $5,000,000.

7.	Adjustments
In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders, or other similar corporate transaction, the Committee may make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8.	General Provisions

8.1 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4 Taxes. The Company and any Subsidiary is authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations.

8.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if (i) it materially modifies the terms of the Plan or (ii) such shareholder approval is required by any applicable law, regulation or stock exchange rule. The Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

8.6 No Right to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9 Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

8.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12 Plan Termination. Unless earlier terminated by the Board, the Plan shall terminate on the day before the tenth anniversary of the later of the date the Company’s shareholders originally approved the Plan (May 6, 2005) or the date of any subsequent shareholder approval of the Plan. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

APPENDIX B
RYDER SYSTEM, INC.
STOCK PURCHASE PLAN FOR EMPLOYEES

1.	Purpose of the Plan.
The Ryder System, Inc. Stock Purchase Plan for Employees, also known as “RyderShares” (the “Plan”) is intended to provide an opportunity for Eligible Employees of the Company and its Participating Subsidiaries to acquire ownership in the Company through the purchase of Shares. The Company expects to benefit from the added interest which Eligible Employees will have in the welfare of the Company as a result of their ownership in the Company.

2.	Definitions.
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Beneficial Owner: As such term is defined in Rule 13(d)(3) under the Act (or any successor Rule thereto).

(c) Beneficiary: The person or persons designated by a Participant, upon such forms as shall be provided by the Committee, to receive payments of the vested portion of the Participant’s Brokerage Account after the Participant’s death. If the Participant shall fail to designate a Beneficiary, or if for any reason such designation shall be ineffective, or if such Beneficiary shall predecease the Participant or die simultaneously with him or her, then the Beneficiary shall be, in the following order of preference: (i) the Participant’s surviving spouse, or (ii) the Participant’s estate.

(d) Board: The Board of Directors of the Company.

(e) Brokerage Account: An account established in a Participant’s name with the Plan Broker.

(f) Change of Control: For purposes of the Plan, a “Change of Control” shall be deemed to have occurred if:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, as amended) (a “Person”) becomes the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: any acquisition by any employee benefit plan or plans (or related trust) of the Company and its subsidiaries and affiliates or any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subparagraph (iii) of this Section 2(f); or

(ii) the individuals who, as of August 18, 1995, constituted the Board of Directors of the Company (the “Board” generally and as of August 18, 1995 the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, provided that any person becoming a director subsequent to August 18, 1995 whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) there is a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company’s outstanding common stock and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a Company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s outstanding common stock and outstanding voting securities ordinarily having the right to vote for the election of directors of the Company, as the case may be, (b) no Person (excluding any Company resulting from such Business Combination or any employee benefit plan or plans (or related trust) of the Company or such Company resulting from such Business Combination and their subsidiaries and affiliates) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Company resulting from such Business Combination and (c) at least two-thirds (2/3) of the members of the board of directors of the Company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) there is a liquidation or dissolution of the Company approved by the shareholders; or

(v) there is a sale of all or substantially all of the assets of the Company.

If a Change of Control occurs and if a Participant’s employment is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Participant that such termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (B) otherwise arose in connection with or in anticipation of a Change of Control, a Change of Control shall be deemed to have retroactively occurred on the date immediately prior to the date of such termination of employment.

(g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h) Committee: The Compensation Committee of the Board.

(i) Company: Ryder System, Inc., a Florida corporation.

(j) Compensation: Base salary and overtime, in each case prior to reductions for pre-tax contributions made to a plan, or salary reduction contributions to a plan excludable from income under Section 125 of the Code. Notwithstanding the foregoing, Compensation shall exclude, stay-on bonuses, retirement income, change-in-control payments, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

(k) Disability: A Participant’s inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined in a uniform and non-discriminatory manner by the Committee after requiring any medical examinations by a physician or reviewing any medical evidence which the Committee considers necessary, and which results in the Participant’s separation of employment.

(l) Disqualifying Disposition: As such term is defined in Section 10(f) of the Plan.

(m) Effective Date: July 1, 1998, as amended through October 8, 2004.

(n) Eligible Employee: Any Employee of the Company or of a Participating Subsidiary who is eligible to participate in the Plan pursuant to Section 6 of the Plan.

(o) Employee: Any employee of the Company or of a Participating Subsidiary.

(p) Enrollment Period: The month immediately preceding the Offering Commencement Date for which participation is sought by an Eligible Employee.

(q) Fair Market Value: The closing price of the Shares on a given day as reported by the composite transaction reporting system for securities listed on the New York Stock Exchange, or, if no sales of the Shares were made on that day, on the most recently preceding date on which there was such a sale.

(r) Maximum Share Amount: The maximum number of Shares that a Participant may purchase on any given Offering Period is (i) between 1% and 15% of the Participant’s Compensation; or (ii) a specific dollar amount with a minimum of five dollars ($5.00) per pay period. Subject to Section 423 of the Code, purchases shall not exceed $25,000 fair market value per annum determined at the time such option is granted.

(s) Offering Commencement Date: The first day of an Offering Period.

(t) Offering Period: Period of time during which Participants will make contributions and pay for their Shares pursuant to Section 5 of the Plan.

(u) Participant: Any Eligible Employee who participates in the Plan.

(v) Participating Subsidiary: Any U.S. or Canadian subsidiary of the Company.

(w) Payroll Deduction Account: An account to which payroll deductions of Participants are credited pursuant to Section 10(c) of the Plan.

(x) Plan: The Ryder System, Inc. Stock Purchase Plan for Employees, also known as “RyderShares”.

(y) Plan Broker: A stock brokerage or other financial services firm designated by the Committee in its sole discretion to provide administrative services to the Plan.

(z) Purchase Date: The last trading day of an Offering Period.

(aa) Purchase Price: The purchase price per Share as determined pursuant to Section 9 of the Plan.

(bb) Retirement: An Employee’s termination of employment from the Company or a Participating Subsidiary at or after Retirement Age.

(cc) Retirement Age: The earlier of (i) the date on which an Employee attains age 65, and (ii) the date on which an Employee has both (a) attained age 55 and (b) completed at least 10 years of Service. For purposes of this provision, Service shall mean that period of an Employee’s continuous uninterrupted employment with the Company or a Participating Subsidiary, from the Employee’s last date of hire to the date of termination of his or her employment for any reason; provided, however, that the employment of an Employee, who immediately before his or her current employment was employed by a predecessor or acquired business continuously up to the date of its merger with or acquisition by the Company or a Participating Subsidiary, shall include only that part of his or her employment for said business which has occurred after the date fixed for this purpose by the Company and provided that the same date is uniformly fixed for this purpose as to all of the Employees of a given predecessor or acquired business. An Employee may work simultaneously for the Company and a Participating Subsidiary or for more than one Participating Subsidiary, but the total period of his or her employment shall not be increased by reason of such simultaneous employment.

(dd) Separation of employment: The discontinuance of a Participant’s employment relationship with the Company or a Participating Subsidiary due to Retirement, Disability, death or other termination of employment (voluntary or involuntary).

(ee) Shares: Shares of common stock, par value $0.50 per Share, of the Company.

(ff) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor Section thereto).

3.	Shares Subject to the Plan.

(a) Shares Authorized: Subject to Section 17, the Board has authorized 1,700,000 Shares (as of October 2, 2001) which may be issued to the Participants of the Plan as well as an additional 1,000,000 shares (as of May 7, 2005) upon shareholder approval. The Shares will be made available to the Participants in a series of quarterly Offering Periods which shall continue until all Shares reserved under the Plan have been issued to the Participants. The issuance of the Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan. Any Shares not issued on a given Offering Period shall be available for issuance in subsequent Offering Periods.

(b) Maximum Shares: If the total number of Shares exercised by all the Participants on a given Purchase Date exceeds the maximum number of Shares reserved under the Plan, the Company (i) shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as the Committee shall determine to be equitable, and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned, without interest, to the Participants as promptly as reasonably possible.

(c) Issuance of Shares: Shares to be delivered to a Participant pursuant to the Plan, will be issued in the name of the Participant or, if the Participant so directs by written notice pursuant to Section 25 of the Plan or to the Plan Broker prior to the Purchase Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

4.	Administration of the Plan.
The Plan shall be administered by the Committee, which consists of at least two individuals who are each “non-Employee directors” within the meaning of Rule 16b-3 under the Act (or any successor Rule thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors and joint owners). Subject to Section 16 of the Act or other applicable law, the Committee may delegate its duties and powers under the Plan to such individuals as it designates in its sole discretion.

5.	Offering Periods.
During the Offering Period, Participants will make contributions and pay for their Shares under the Plan. The Offering Period shall be the three (3) month period starting each January, April, July, and October. The first Offering Period shall commence on July 1, 1998 (Offering Commencement Date) and end on September 30, 1998 (Purchase Date). Notwithstanding the foregoing, the Committee may change the duration of any Offering Period in its sole discretion.

6.	Eligibility.
Any individual who was an active* Employee for ninety (90) days prior to an Offering Period is eligible to participate in the Plan, except for the following Employees:

(a) Any Employee whose customary employment is twenty (20) hours or less per week within the meaning of Section 423(b)(4)(B) of the Code;

(b) Any Employee who participated in an Offering Period and would immediately thereafter own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company within the meaning of Section 423(b)(3) of the Code. For purposes of this Section 6(b) of the Plan, the Rules of Section 424(d) of the Code shall apply in determining stock ownership of an individual, and stock which the Employee may purchase shall be treated as stock owned by the Employee; or

(c) Effective for periods prior to February 18, 2000, Employees who are eligible to participate in any of the Company’s executive stock option plans, including, but not limited to, the Ryder System, Inc. 1995 Stock Incentive Plan or the Ryder System Profit Incentive Stock Plan. Effective for periods on and after October 2, 2001, Employees in Management Level MS 17 and higher.

*	An Employee shall be considered actively employed when he/she is presently performing his/her regular duties with the Company or a Participating Subsidiary.

7.	Participation in the Plan.
The Committee shall set forth procedures pursuant to which Participants may elect to participate in a given Offering Period under the Plan.

8.	Enrollment and Restrictions on Participation.
The Enrollment Period is the period of time during which Participants may elect to participate in an offering. An Eligible Employee may enroll and become a Participant by calling the automated voice enrollment system during the Enrollment Period for the applicable Offering Period for which participation is sought. Properly authorized payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his/her authorization for a payroll deduction becomes effective and shall end when terminated by the Participant. No Participant shall be permitted to purchase Shares under the Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company or any Participating Subsidiary) with an aggregate Fair Market Value (as determined as of each Offering date) in excess of $25,000.00 for any one calendar year within the meaning of Section 423(b)(8) of the Code.

9.	Purchase Price.
The Purchase Price per Share subject to an offering shall be determined by the Board, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Commencement Date, but in no event shall be less than the lesser of:
      (a) Eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Commencement Date; or
      (b) Eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date.

10.	Payroll Deductions.
      (a) Payroll deductions shall be made on each day that Participants are paid during an Offering Period with respect to all Participants who elect to participate in such Offering Period. The deductions shall be made as a percentage of the Participant’s Compensation in one percent (1%) increments, from one percent (1%) to fifteen percent (15%) of such participant’s Compensation, or a specific dollar amount with a minimum of five dollars ($5.00) per pay period, as elected by the Participant. For any given Offering Period, payroll deductions shall commence on the Offering Commencement Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.
      (b) Subject to Section 12, a Participant may choose to change the rate of payroll deductions at any time. To effect a change in the rate of payroll deductions, the Participant must call the automated voice enrollment system for the change to take effect on the next Offering Commencement Date.
      (c) All payroll deductions made with respect to a Participant shall be credited to his/her Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Accounts. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. A Participant may not make any separate cash payment into his/her Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deductions.
      (d) On each Purchase Date, the Company shall apply all funds then in a Participant’s Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be). In the event that the number of Shares to be purchased by all the Participants in the Offering Period exceeds the number of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform a manner as shall be practicable and as the Committee shall determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be returned, without interest, to the Participant as promptly as reasonably possible.
      (e) As soon as practicable following the Purchase Date, the number of Shares purchased by each Participant shall be deposited into the Brokerage Account in the Participant’s name. Dividends that are declared on the Shares held in such account shall be reinvested in whole Shares at the current Fair Market Value in the open market. The Company shall pay the brokerage fees for these purchases. Subject to Section 10(f) of the Plan, dividends on Shares that a Participant holds in a certificate form, will be sent directly to the Participant by the dividend paying agent. The Participant may opt out of this dividend reinvestment program.
      (f) Once the Shares have been purchased, the Participant may (i) transfer his/her Shares to another brokerage account of Participant’s choosing or (ii) request in writing that a stock certificate be issued to him/her with respect to the whole Shares in his/her Plan Broker account and that any fractional Shares remaining in such account be paid in cash to him/her, except that, (1) Participants in Management Levels MS 14-16 may not sell, transfer or request a certificate for one year from the date of purchase and (2) effective January 1, 2005 Participants below Management Level 14 may not sell, transfer or request a certificate for three months from the date of purchase. The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing certificates for such Shares. Any Participant who engages in a “Disqualifying Disposition” of his/her Shares within the meaning of Section 421(b) of the Code shall notify the Company of such Disqualifying Disposition in accordance with Section 22 of the Plan.
      (g) Participants shall have no interest or voting rights in the Shares until such Shares have been purchased on the applicable Purchase Date.
      (h) All other payroll deductions will be made before deductions under the Plan. If after making these other deductions the Employee’s remaining compensation is less than the deduction under the Plan, no deduction with respect to participation in the Plan will be made for that pay period.
      (i) In the event that a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a Code Section 401(k) plan of the Company or an affiliate, such Participant’s payroll deductions and the purchase of Shares under the Plan shall be suspended in accordance with the provisions of such Code Section 401(k) plan. If such a Participant has a cash balance credited to his payroll deduction account at the time of withdrawal that has not already been applied to the purchase of Shares, such cash balance shall be returned to the Participant as soon as administratively possible.

11.	Joint Ownership of Shares.
For periods prior to January 1, 2001 only, any Participant may designate a co-owner or joint tenant provided that such person is of legal age in the Participant’s state of residence. The following rules apply to joint accounts under the Plan:

(i) Either party can order Shares to be sold, but any checks paid out of the Brokerage Account will be made payable to both owners;

(ii) Any transfer of joint stock requires the signatures of both owners;

(iii) In case of the death of either owner, legal documents are required before the Shares can be re-registered to the surviving owner or anyone else; and,

(iv) Written notification signed by both owners is required to authorize the Plan Broker to make any ownership changes.

12.	Withdrawal.
Each Participant may withdraw from an Offering Period under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant’s withdrawal from an Offering Period, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest, to such Participant, as soon as practicable, and he/she shall not be entitled to any Shares on the Purchase Date thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods pursuant to such terms and conditions established by the Committee in its sole discretion.

13.	Termination of Employment.
A Participant shall cease to participate in the Plan upon his/her termination of employment for any reason (including, but not limited to, Retirement or Disability). In such event, all payroll deductions credited to the Participant’s Payroll Deduction Account shall be returned, without interest, to such Participant or to his/her designated Beneficiary, as the case may be, as soon as practicable, and such Participant or Beneficiary shall have no future rights to participate in any future Offering Periods. For periods prior to June 30, 2001, if, upon termination of employment, a participating employee receives severance payments under a severance agreement, payroll deductions under the Plan shall continue until the last day of the severance period.

14.	Termination of Employment Due to Death.
Upon termination of the Participant’s employment because of death, his/her Beneficiary shall have the right to elect, by written notice pursuant to Section 25 of the Plan prior to the earlier of the Purchase Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

(a) To withdraw all of the payroll deductions credited to the Participant’s Payroll Deduction Account under the Plan, or

(b) To purchase on the next Purchase Date following the date of the Participant’s death the number of full or fractional Shares which the accumulated payroll deductions in the Participant’s Payroll Deduction Account at the date of the Participant’s death will purchase at the applicable Purchase Price, and any excess in such account at that point will be returned to said Beneficiary, without interest.
In the event that no such written notice of election shall be duly received by the Plan Broker, the Beneficiary shall automatically be deemed to have elected Section 14 (a) of the Plan.

15.	Leave of Absence.
If a Participant goes on a leave of absence, such Participant shall have the right to (a) elect to withdraw from an Offering Period pursuant to Section 12, or (b) remain a Participant in the Plan during such leave of absence.

16.	Termination and Amendment of the Plan.
The Plan shall terminate (a) on the date that all of the Shares for sale under the Plan have been purchased, or (b) at any time, at the discretion of the Committee; provided, however, that no termination shall affect outstanding subscriptions.
The Company, by action of the Board (or a duly authorized committee), may at any time amend the Plan. No amendment shall be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with Code Section 423 or to comply with any other applicable law, regulation, or stock exchange rule.

17.	Adjustments Upon Certain Events.
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to Shares purchased under the Plan:

(a) In the event of any change in the outstanding Shares under the Plan by reason of any Share dividend or split, reorganization, re-capitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any Person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price and/or (iii) any other affected provisions under the Plan.

(b) In the event of a Change in Control, the Committee in its sole discretion and without liability to any person, may take such actions, if any, as it deems necessary or desirable with respect to any purchase of Shares under the Plan as of the date of the consummation of the Change in Control.

18.	Transferability.
Neither payroll deductions credited to a Participant’s Payroll Deduction Account nor any rights to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 12 of the Plan.

19.	No Right to Employment.
The purchase of Shares under the Plan shall impose no obligation on the Company or any Participating Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company’s or Participating Subsidiary’s right to terminate the employment of such Participant.

20.	Application of Funds.
All funds received or held by the Company under the Plan may be used for any corporate purpose.

21.	Section 423 of the Code.
The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code (or any successor Section thereto). Accordingly, all Participants shall have the same rights and privileges under the Plan, subject to any exceptions that are permitted under Section 423(b)(5) of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code (or any successor provision) shall, without further act or amendment, be reformed to comply with the requirements of Section 423. This Section 21 of the Plan shall take precedence over all other provisions of the Plan.

22.	Securities Laws Restrictions.
(a) Share Issuance: Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for Shares under the Plan, and Shares shall not be considered to have been purchased notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

(i) There shall be in effect with respect to such Shares a registration statement under the Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or if the Committee has determined not to so register the Shares to be issued under the Plan, (a) exemptions from registration under the Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (b) there shall have been received from the Participant (or, in the event of death or disability), the Participant’s heir(s) or legal representative(s) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

(ii) There shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.
(b) Share Transfers: Shares issued pursuant to the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such Shares not issued pursuant to an effective and current registration statement under the Act and all applicable state securities laws on the receipt from the party to whom the Shares are to be so transferred of any representations or agreement requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Act and applicable state securities laws.

23.	Tax Withholding.
The Participant’s employer shall have the right to withhold from such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. A Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from the Shares otherwise to be received. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to the amount of such withholding taxes.

24.	Canadian Participants.
With respect to Participants who reside or work in Canada, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Participants in order to conform such terms with the requirements of local law.

25.	Notices.
All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) and will be deemed given on the date on which such notice is received: Ryder System, Inc., Payroll Department, Attn: Director of Payroll, 11690 N.W. 105th Street, Miami, Florida 33178; Facsimile (305) 500-4599.

26.	Choice of Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida.

Ryder System, Inc.
11690 N.W. 105th Street
Miami, Florida 33178
www.ryder.com
2990-PS-05

[MAP AND DIRECTIONS]

PROXY

RYDER SYSTEM, INC.

ANNUAL MEETING — MAY 6, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gregory T. Swienton, Tracy A. Leinbach and Robert D. Fatovic, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated below, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 11, 2005, during or at any adjournment of the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT at the Hilton Miami Airport and Towers, 5101 Blue Lagoon Drive, Miami, Florida 33126 on Friday, May 6, 2005.

COMMENTS or CHANGE OF ADDRESS

(IF YOU HAVE WRITTEN ON THE ABOVE SPACE,
PLEASE MARK THE CORRESPONDING BOX ON
THE REVERSE OF THIS CARD.)

ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY COMMITTEE MAY VOTE YOUR SHARES.

CONTINUED AND TO BE SIGNED ON
REVERSE SIDE

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

VOTER CONTROL NUMBER

VOTE BY INTERNET			VOTE BY TELEPHONE
1.	Log on to the Internet and go to		1.	Call toll-free
	http://www.eproxyvote.com/r	OR		1-877-PRX-VOTE (1-877-779-8683)

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT

Regardless of whether or not you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope.
Thank you for your attention to this important matter.

If you vote over the Internet or by telephone, please do not mail this card.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

This Proxy Card will be voted “FOR” Proposals 1, 2, 3 and 4 if no choice is selected.

1.	ELECTION OF DIRECTORS.	2.	Ratification of KPMG LLP as independent auditors.
NOMINEES: (01) Lynn M. Martin, (02) Hansel E. Tookes II
for a term of office expiring at the 2008 Annual Meeting.

FOR	WITHHELD	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐

☐	For all nominees except as noted above

3.	Approval of Ryder System, Inc. 2005 Equity Compensation Plan	4.	Approval of amendment to Ryder System, Inc. Stock Purchase Plan for Employees to increase the number of shares issuable under the plan by 1,000,000.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

Change of Address/Comments On Reverse Side ☐

     I hereby authorize the proxy committee, in their discretion, to vote for an alternate director nominee if any nominee listed herein is unavailable, and to use their discretion to vote on any other matters that may be properly presented before the Annual Meeting and at any adjournment of the Annual Meeting.

     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature	Date	Signature	Date